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Exhibit 99.02

WILLIS GROUP HOLDINGS LIMITED

Item 8—Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Willis Group Holdings Limited
Hamilton, Bermuda

We have audited the accompanying consolidated balance sheets of Willis Group Holdings Limited and subsidiaries (collectively, the "Company") as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2007. Our audits also included the financial statement schedule listed in the index at Item 15. These financial statements and financial statement schedule are the responsibility of Willis Group Holdings Limited management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Willis Group Holdings Limited and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We have also audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the Company's internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 27, 2008 expressed an unqualified opinion on the Company's internal control over financial reporting.

As discussed in Note 2 to the financial statements, in 2006, the Company changed its method of accounting for its defined benefit pension plans to adopt Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132R.

Deloitte & Touche LLP
London, England
February 27, 2008 (July 11, 2008 as to the Consolidated Statement of Operations and Notes 2, 20, 22, and 23)

WILLIS GROUP HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2007	2006	2005
	(millions, except per share data)
REVENUES
Commissions and fees	$2,463	$2,328	$2,190
Investment income	96	87	73
Other income (Note 2)	19	13	4

Total revenues	2,578	2,428	2,267

EXPENSES
Salaries and benefits (including share-based compensation of $33, $18 and $18 (Note 3))	(1,448)	(1,457)	(1,384)
Other operating expenses	(460)	(454)	(405)
Regulatory settlements (Note 15)	—	—	(51)
Depreciation expense and amortization of intangible assets	(66)	(63)	(54)
Gain on disposal of London headquarters (Note 4)	14	102	—
Net gain (loss) on disposal of operations (Note 5)	2	(4)	78

Total expenses	(1,958)	(1,876)	(1,816)

OPERATING INCOME	620	552	451
Interest expense	(66)	(38)	(30)

INCOME BEFORE INCOME TAXES, INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	554	514	421
Income taxes (Note 6)	(144)	(63)	(143)

INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	410	451	278
Interest in earnings of associates, net of tax (Note 12)	16	16	14
Minority interest, net of tax	(17)	(18)	(11)

NET INCOME	$409	$449	$281

EARNINGS PER SHARE (Note 7)
—Basic	$2.82	$2.86	$1.75
—Diluted	$2.78	$2.84	$1.72
AVERAGE NUMBER OF SHARES OUTSTANDING (Note 7)
—Basic	145	157	161
—Diluted	147	158	163

CASH DIVIDENDS DECLARED PER COMMON SHARE	$1.00	$0.94	$0.86

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(millions, except share data)
ASSETS
Cash and cash equivalents	$200	$288
Fiduciary funds—restricted (Note 8)	1,520	1,772
Short-term investments (Note 8)	40	58
Accounts receivable, net of allowance for doubtful accounts of $32 million in both 2007 and 2006	8,241	8,756
Fixed assets, net of accumulated depreciation of $211 million in 2007 and $202 million in 2006 (Note 9)	315	167
Goodwill (Note 10)	1,648	1,569
Other intangible assets, net of accumulated amortization of $46 million in 2007 and $32 million in 2006 (Note 11)	78	87
Investments in associates (Note 12)	193	173
Net deferred tax assets (Note 6)	—	72
Pension benefits asset (Note 13)	404	166
Other assets	309	270

TOTAL ASSETS	$12,948	$13,378

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$9,265	$10,062
Deferred revenue and accrued expenses	388	430
Net deferred tax liabilities (Note 6)	5	—
Income taxes payable	43	54
Long-term debt (Note 14)	1,250	800
Liability for pension benefits (Note 13)	43	34
Other liabilities	559	502

Total liabilities	11,553	11,882

COMMITMENTS AND CONTINGENCIES (Note 15)
MINORITY INTEREST	48	42
STOCKHOLDERS' EQUITY
Common shares, $0.000115 par value; Authorized: 4,000,000,000; Issued and outstanding, 143,093,509 shares in 2007 and 153,002,802 shares in 2006	—	—
Additional paid-in capital	41	388
Retained earnings	1,463	1,250
Accumulated other comprehensive loss, net of tax (Note 16)	(153)	(178)
Treasury stock, at cost, 71,858 shares in 2007 and 165,979 shares in 2006	(4)	(6)

Total stockholders' equity	1,347	1,454

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,948	$13,378

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2007	2006	2005
	(millions)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$409	$449	$281
Adjustments to reconcile net income to net cash provided by operating activities:
Net (gain) loss on disposal of operations, fixed and intangible assets and short-term investments	(20)	1	(77)
Gain on disposal of London headquarters (Note 4)	(14)	(102)	—
Depreciation expense and amortization of intangible assets	66	63	54
Provision for doubtful accounts	2	2	1
Minority interest	10	10	5
Provision for deferred income taxes	66	82	38
Excess tax benefits from share-based payment arrangements	(9)	(11)	(45)
Share-based compensation (Note 3)	33	18	18
Undistributed earnings of associates	(10)	(11)	(10)
Other	(9)	(9)	(14)
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Fiduciary funds—restricted	285	(131)	(148)
Accounts receivable	632	(248)	(1,171)
Accounts payable	(953)	430	1,085
Additional funding of UK and US pension plans	(153)	(211)	(50)
Other assets	(78)	34	47
Other liabilities	11	(219)	81

Net cash provided by operating activities	268	147	95

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets (Note 4)	27	205	6
Additions to fixed assets	(185)	(55)	(32)
Net cash proceeds from disposal of operations, net of cash disposed	—	5	90
Acquisitions of subsidiaries, net of cash acquired	(81)	(73)	(35)
Investments in associates	(1)	(25)	—
Purchase of short-term investments	—	—	(42)
Proceeds on sale of short-term investments	19	10	47
Other	—	—	(2)

Net cash (used in) provided by investing activities	(221)	67	32

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	50	200	—
Repayments of debt	(200)	—	(450)
Senior notes issued, net of debt issuance costs	593	—	593
Repurchase of shares (Note 18)	(480)	(211)	(360)
Proceeds from issue of shares	25	16	37
Excess tax benefits from share-based payment arrangements	9	11	45
Dividends paid	(143)	(145)	(135)

Net cash used in financing activities	(146)	(129)	(270)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(99)	85	(143)
Effect of exchange rate changes on cash and cash equivalents	11	10	(15)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	288	193	351

CASH AND CASH EQUIVALENTS, END OF YEAR	$200	$288	$193

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

AND COMPREHENSIVE INCOME

	December 31,
	2007	2006	2005
	(millions, except share data)
COMMON SHARES OUTSTANDING (thousands)
Balance, beginning of year	153,003	156,958	162,744
Common shares issued	406	78	284
Repurchase of shares (Note 18)	(11,515)	(5,397)	(10,291)
Exercise of stock options	1,200	1,364	4,221

Balance, end of year	143,094	153,003	156,958

ADDITIONAL PAID-IN CAPITAL
Balance, beginning of year	$388	$557	$817
Issue of common shares under employee stock compensation plans and related tax benefits	35	19	69
Repurchase of shares (Note 18)	(432)	(211)	(360)
Issue of common shares for acquisitions	16	3	7
Share-based compensation	33	18	18
Gains on sale of treasury stock	1	2	6

Balance, end of year	41	388	557

RETAINED EARNINGS
Balance, beginning of year	1,250	948	805
Adjustment on adoption of FIN 48 (Note 2)	(4)	—	—

	1,246	948	805
Net income (a)	409	449	281
Dividends	(143)	(147)	(138)
Repurchase of shares (Note 18)	(49)	—	—

Balance, end of year	1,463	1,250	948

ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX
Balance, beginning of year	(178)	(239)	(194)
Foreign currency translation adjustment (b)	17	44	(41)
Unrealized holding loss (c)	—	(1)	—
Minimum pension liability adjustment (d)	—	209	16
FAS 158 pension funding adjustment (e)	7	—	—
Net gain (loss) on derivative instruments (f)	1	(2)	(20)

Other comprehensive (loss) income, net of tax	(153)	11	(239)

Adjustment on initial application of FAS 158	—	(189)	—

Balance, end of year	(153)	(178)	(239)

TREASURY STOCK
Balance, beginning of year	(6)	(10)	(16)
Shares reissued under stock compensation plans	2	4	6

Balance, end of year	(4)	(6)	(10)

TOTAL STOCKHOLDERS' EQUITY	$1,347	$1,454	$1,256

TOTAL COMPREHENSIVE INCOME (a+b+c+d+e+f)	$434	$699	$236

The accompanying notes are an integral part of these consolidated financial statements.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.     NATURE OF OPERATIONS

Willis Group Holdings Limited ("Willis Group Holdings") and subsidiaries (collectively, the "Company") provide a broad range of insurance brokerage, reinsurance and risk management consulting services to its worldwide clients, both directly and indirectly through its associates. The Company provides both specialized risk management advisory and consulting services on a global basis to clients worldwide in specific industrial and commercial activities, and services to small, medium and major corporates through its retail operations.

In its capacity as an advisor and insurance broker, the Company acts as an intermediary between clients and insurance carriers by advising clients on risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through the Company's global distribution network.

2.     BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP"). Presented below are summaries of:

•
Recent accounting policy changes; and

•
Significant accounting policies followed in the preparation of the consolidated financial statements.

Recent Accounting Policy Changes

Tax—adoption of FIN 48

The Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 ("FIN 48"), with effect from January 1, 2007. FIN 48 clarifies the accounting for uncertainty in tax positions.

The evaluation of a tax position under FIN 48 is a two-step process:

•
The first step is recognition

  Tax positions taken or expected to be taken in a tax return should be recognized only if those positions are more likely than not of being sustained upon examination, based on the technical merits of the position. In evaluating whether a tax position has met the more likely than not recognition threshold, it should be presumed that the position will be examined by the relevant taxing authority that would have full knowledge of all relevant information.

•
The second step is measurement

  Tax positions that meet the recognition criteria are measured at the largest amount of benefit that is greater than 50 percent likely of being recognized upon ultimate settlement.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.     BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

As a consequence of adopting FIN 48, the Company recorded a $4 million increase in income taxes payable and charged a cumulative adjustment of $4 million to opening retained earnings at January 1, 2007.

	January 1, 2007
	Before application of FIN 48	Effect of FIN 48 application	After Application of FIN 48
	(millions)
Income taxes payable	$54	$4	$58
Total liabilities	11,882	4	11,886
Retained earnings	1,250	(4)	1,246
Total stockholders' equity	1,454	(4)	1,450
Total liabilities and stockholders' equity	$13,378	$—	$13,378

Pensions—adoption of FAS 158

In September 2006, the Financial Accounting Standards Board ("FASB") issued FAS 158 which required an employer to:

•
recognize in its statement of financial position the funded status of a benefit plan measured as the difference between the fair value of plan assets and the benefit obligation;

•
recognize, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost;

•
measure defined benefit plan assets and obligations as of the date of the employer's statement of financial position; and

•
disclose additional information in the notes to the financial statements about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits and transition asset or obligation.

The requirements of FAS 158 are applied prospectively upon adoption. The requirements to recognize the funded status of a defined benefit postretirement plan and provide related disclosures are effective for fiscal years ending after December 15, 2006, and have been applied for the year ended December 31, 2006.

Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Willis Group Holdings and its subsidiaries, all of which are controlled through the ownership of a majority voting interest. Intercompany balances and transactions have been eliminated on consolidation.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.     BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

Transactions in currencies other than the functional currency of the entity are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange prevailing at the balance sheet date and the related transaction gains and losses are reported in the statements of operations. Certain intercompany loans are determined to be of a long-term investment nature. The Company records transaction gains and losses from remeasuring such loans as a component of other comprehensive income.

Upon consolidation, the results of operations of subsidiaries and associates whose functional currency is other than the US dollar are translated into US dollars at the average exchange rate and assets and liabilities are translated at year-end exchange rates. Translation adjustments are presented as a separate component of other comprehensive income in the financial statements and are included in net income only upon sale or liquidation of the underlying foreign subsidiary or associated company.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the year. In the preparation of these consolidated financial statements, estimates and assumptions have been made by management concerning; the selection of useful lives of fixed and intangible assets; provisions necessary for accounts receivable, commitments and contingencies and accrued liabilities; long-term asset returns, discount rates and mortality rates in order to estimate pension liabilities and pension expense; income tax valuation allowances; and other similar evaluations. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents primarily consist of time deposits with original maturities of three months or less.

Short-Term Investments

The Company classifies all short-term investments as available-for-sale. These securities are carried at fair market value, with unrealized gains and losses reported in other comprehensive income. Realized gains and losses on investments sold are included in net income.

Fiduciary Funds—Restricted

Fiduciary funds-restricted represent unremitted premiums received from insureds and unremitted claims received from insurers. Fiduciary funds are generally required to be kept in certain regulated bank accounts subject to guidelines which emphasize capital preservation and liquidity; such funds are not available to service the Company's debt or for other corporate purposes. Notwithstanding the legal relationships with clients and insurers, the Company is entitled to retain investment income earned on

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.     BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

fiduciary funds in accordance with industry custom and practice and, in some cases, as supported by agreements with insureds.

Included in fiduciary funds-restricted are cash and cash equivalents consisting primarily of time deposits. The debt securities are classified as available-for-sale. Accordingly, they are recorded at fair market value with unrealized holding gains and losses reported, net of tax, as a component of other comprehensive income.

Accounts Receivable and Accounts Payable

In its capacity as an insurance agent or broker, the Company collects premiums from insureds and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers on behalf of insureds. Uncollected premiums from insureds and uncollected claims or refunds from insurers are recorded as accounts receivable on the Company's consolidated balance sheets. Unremitted insurance premiums and claims are held in a fiduciary capacity. The obligation to remit these funds is recorded as accounts payable on the Company's consolidated balance sheets. The period for which the Company holds such funds is dependent upon the date the insured remits the payment of the premium to the Company and the date the Company is required to forward such payment to the insurer. Balances arising from insurance brokerage transactions are reported as separate assets or liabilities unless such balances are due to or from the same party and a right of offset exists, in which case the balances are recorded net.

Accounts receivable are stated at estimated net realizable values. Allowances are recorded, when necessary, in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Expenditures for improvements are capitalized; repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets.

Depreciation on buildings and long leaseholds is calculated over the lesser of 50 years or the lease term. Depreciation on leasehold improvements is calculated over the lesser of the useful life of the assets or the lease term. Depreciation on furniture and equipment is calculated based on a range of 3 to 10 years.

Recoverability of Fixed Assets

Long-lived assets are tested for recoverability whenever events or changes in circumstance indicate that their carrying amounts may not be recoverable. An impairment loss is recognized if the carrying amount of a long-lived asset exceeds its fair value. Fair value is determined based on the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.     BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating leases

Rentals payable on operating leases are charged straight line to expenses over the lease term as the rentals become payable.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the cost of businesses acquired over the fair market value of identifiable net assets at the dates of acquisition. The Company reviews goodwill for impairment annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable. As part of the evaluation the estimated future undiscounted cash flows associated with the underlying business operation are compared to the carrying amount of goodwill to determine if a write-down is required. If such an assessment indicates that the undiscounted future cash flows are not sufficient, the carrying amount is reduced to the estimated fair value. Acquired intangible assets are being amortized on a straight-line basis over their estimated useful life.

Investments in Associates

Investments in entities less than 50 percent owned in which the Company has the ability to exercise significant influence are accounted for by the equity method of accounting whereby the investment is carried at cost of acquisition, plus the Company's equity in undistributed net income since acquisition, less dividends received. Investments in entities less than 20 percent owned are accounted for by the cost method. Such investments are not publicly traded. The Company periodically reviews its investments in associates for which fair value is less than cost to determine if the decline in value is other than temporary. If the decline in value is judged to be other than temporary, the cost basis of the investment is written down to fair value. The amount of any write-down is included in the statements of operations as a realized loss.

Put and Call Options Relating to Subsidiaries and Associates

For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell their shares (a put option) to the Company at various dates in the future. Generally, the exercise price of such puts and calls is formula-based (using revenues and earnings) and is designed to reflect fair value. These put and call options fall outside the scope of FAS 133, Accounting for Derivative Instruments and Hedging Activities. Provision is made for any put options that are out of the money at the balance sheet date.

Derivative Financial Instruments

The Company uses derivative financial instruments for other than trading purposes to alter the risk profile of an existing underlying exposure. Interest rate swaps are used to manage interest risk exposures. Forward foreign currency exchange contracts are used to manage currency exposures arising from future income and expenses. The fair values of derivative contracts are recorded in other assets and other liabilities. Changes in the fair value of derivatives that qualify for hedge accounting are recorded in other comprehensive income. Amounts are reclassified from other comprehensive income into earnings when

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.     BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

the hedged exposure affects earnings. Changes in fair value of derivatives that do not qualify for hedge accounting, together with any hedge ineffectiveness, are recorded in other operating expenses.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating and capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations in the period in which the enactment date changes. Deferred tax assets and liabilities are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realized.

Positions taken in the Company's tax returns may be subject to challenge by the taxing authorities upon examination. The Company recognizes the benefit of uncertain tax positions in the financial statements when it is more likely than not that the position will be sustained on examination by the tax authorities. The benefit recognized is the largest amount of tax benefit that is greater than 50 percent likely of being realized on settlement with the tax authority, assuming full knowledge of the position and all relevant facts. The Company adjusts its recognition of these uncertain tax benefits in the period in which new information is available impacting either the recognition or measurement of its uncertain tax positions.

Pensions

The Company has two principal defined benefit pension plans which cover the majority of employees in the United States and United Kingdom. The UK plan was closed to new entrants in January 2006. New entrants in the United Kingdom are now offered the opportunity to join a defined contribution plan. Elsewhere, pension benefits are typically provided through defined contribution plans.

Defined benefit plans

The net periodic cost of the Company's defined benefit plans are measured on an actuarial basis using the projected unit credit method and several actuarial assumptions. The most significant of which are the discount rate and the expected long-term rate of return on plan assets. Other material assumptions include rates of participant mortality, the expected long-term rate of compensation and pension increases and rates of employee termination. Gains and losses occur when actual experience differs from actuarial assumptions. If such gains or losses exceed ten percent of the greater of plan assets or plan liabilities the Company amortizes those gains or losses over the average remaining service period of the employees.

In accordance with FAS 158, the Company records on the balance sheet the funded status of its pension plans based on the projected benefit obligation.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.     BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Defined contribution plans

Contributions to the Company's defined contribution plans are recognized as they fall due. Differences between contributions payable in the year and contributions actually paid are shown as either other assets or other liabilities in the consolidated balance sheets.

Share-Based Compensation

The Company accounts for share-based compensation as follows:

•
the cost resulting from all equity awards is recognized in the financial statements at fair value estimated at the grant date;

•
the fair value is recognized (generally as compensation cost) over the requisite service period for all awards that vest; and

•
compensation cost is not recognized for awards that do not vest because service or performance conditions are not satisfied.

Revenue Recognition

Revenue includes insurance commissions, fees for services rendered, certain commissions receivable from insurance carriers and investment income earned on fiduciary balances.

The Company takes credit for commissions (or fees negotiated in lieu of commission) in respect of insurance placements at the date when the insured is billed or at the inception date of the policy, whichever is later. Commissions on additional premiums and adjustments are recognized as and when advised. Fees for risk management and other services are recognized as the services are provided. Negotiated fee arrangements for an agreed period covering multiple insurance placements, the provision of risk management and/or other services are determined, contract by contract, on the basis of the relative fair value of the services completed and the services yet to be rendered. The Company establishes contract cancellation reserves where appropriate; at December 31, 2007, 2006 and 2005, such amounts were not material.

Investment income is recognized as earned.

Other Income

Other income comprises gains on the disposals of intangible assets, which primarily arise on the disposal of books of business. Prior to January 1, 2008, the Company reported these gains within "Commissions and Fees". Comparatives have been adjusted accordingly. Although the Company is not in the business of selling intangible assets (mainly books of business), from time to time the Company will dispose of a book of business (a customer list) or other intangible asset that does not produce adequate margins or fit with the Company's strategy.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.     SHARE-BASED COMPENSATION

On December 31, 2007, the Company had three share-based compensation plans, which are described below. The compensation cost that has been charged against income for those plans for the year ended December 31, 2007 was $33 million (2006: $18 million; 2005: $18 million). The total income tax benefit recognized in the statement of operations for share-based compensation arrangements for the year ended December 31, 2007 was $10 million (2006: $6 million; 2005: $6 million).

Stock Option Plans

The Company has adopted the plans described below providing for the grant of time-based options and performance-based options and various other share-based grants to employees. The objectives of these plans include attracting and retaining the best personnel, motivating management personnel by means of growth-related incentives to achieve long-range goals and providing employees with the opportunity to increase their share ownership in the Company.

Amended and Restated 1998 Share Purchase and Option Plan

This plan, which was established on December 18, 1998, provides for the granting of time-based and performance-based options to employees of the Company. There are 30,000,000 shares available for grant under this plan provided, however, that in no event the total number of shares subject to options and other equity for current and future participants exceed 25 percent of the equity of Willis Group Holdings on a fully diluted basis. All options granted under this plan are exercisable at £2 per share ($3.96 using the year-end exchange rate of £1 = $1.98) except for 111,111 time-based options which are exercisable at $13.50. No further grants are to be made under this plan.

Time-based options are earned upon the fulfilment of vesting requirements. Options are generally exercisable in equal instalments of 20 percent per year over a five-year period commencing on or after December 18, 2000.

Performance-based options became exercisable, subject to the fulfilment of vesting requirements with effect from January 1, 2003, upon the achievement of cash flow and EBITDA (as defined in the plan agreements) targets of Willis Group Limited. Options are generally exercisable in equal instalments of 25 percent per year over a four-year period commencing on or after December 18, 2001.

Willis Award Plan

This plan, which was established on July 13, 2000, provides for the granting of time-based options to selected employees who have been identified as superior performers. There are 5,000,000 shares available for grant under this plan provided, however, that in no event the total number of shares subject to options and other equity for current and future participants exceeds 25 percent of the equity of Willis Group Holdings on a fully diluted basis.

All options granted under this plan are exercisable at £2 per share ($3.96 using the year-end exchange rate of £1 = $1.98). The options vest immediately on the grant date and are exercisable any time up to July 13, 2010.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.     SHARE-BASED COMPENSATION (Continued)

2001 Share Purchase and Option Plan

This plan, which was established on May 3, 2001, provides for the granting of time-based options and various other share-based grants at fair market value to employees of the Company. There are 25,000,000 shares available for grant under this plan. Options are exercisable on a variety of dates, including from the first, second, third, sixth or eighth anniversary of grant, although for certain options the exercisable date may accelerate depending on the achievement of certain performance goals. Unless terminated sooner by the Board of Directors, the 2001 Plan will expire 10 years after its adoption. That termination will not affect the validity of any grant outstanding at that date.

Option Valuation Assumptions

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company's stock. With effect from January 1, 2006, the Company uses the simplified method set out in Staff Accounting Bulletin No.107 to derive the expected term of options granted. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	Years ended December 31,
	2007	2006	2005
Expected volatility	30%	30%	26%
Expected dividends	2.5%	2.5%	2.0%
Expected life (years)	6	6	5
Risk-free interest rate	4.61%	5.34%	4.27%

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.     SHARE-BASED COMPENSATION (Continued)

A summary of option activity under the Plans at December 31, 2007, and changes during the year then ended is presented below:

(Options in thousands)	Shares	Weighted Average Exercise Price(1)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
				($ millions)
Time-based stock options
Balance, beginning of year	14,952	$33.10
Granted	1,920	$39.78
Exercised	(853)	$22.25
Forfeited	(679)	$34.90

Balance, end of year	15,340	$34.46	6 years	59

Options vested or expected to vest at December 31, 2007	14,703	$34.45	6 years	56
Options exercisable at December 31, 2007	4,496	$33.42	6 years	21
Performance-based stock options
Balance, beginning of year	411	$3.96
Exercised	(198)	$3.96
Forfeited	(16)	$3.96

Balance, end of year	197	$3.96	2 years	7

Options vested or expected to vest at December 31, 2007	197	$3.96	2 years	7
Options exercisable at December 31, 2007	197	$3.96	2 years	7

(1)
Certain options are exercisable at £2 per share. The year-end exchange rate of £1 = $1.98 has been used as of December 31, 2007.

The weighted average grant-date fair value of time-based options granted during the year ended December 31, 2007 was $11.06 (2006: $9.82; 2005: $8.33). The total intrinsic value of options exercised during the year ended December 31, 2007 was $24 million (2006: $26 million; 2005: $77 million). At December 31, 2007 there was $67 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under time-based stock option plans; that cost is expected to be recognized over a weighted average period of two years.

No performance-based options were granted during the three years ended December 31, 2007. The total intrinsic value of options exercised during the year ended December 31, 2007 was $7 million (2006: $18 million; 2005: $68 million). At December 31, 2007 there was no unrecognized compensation cost related to nonvested share-based compensation arrangements under performance-based stock option plans.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.     SHARE-BASED COMPENSATION (Continued)

A summary of restricted stock unit activity under the Plans at December 31, 2007, and changes during the year then ended is presented below:

(Units awarded in thousands)	Shares	Weighted Average Grant Date Fair Value
Nonvested shares (restricted stock units)
Balance, beginning of year	1,065	$34.02
Granted	705	$39.40
Vested	(123)	$36.68
Forfeited	(73)	$31.25

Balance, end of year	1,574	$36.35

The total of restricted stock units vested during the year ended December 31, 2007 was 123,139 shares at an average share price of $41.21 (2006: 47,704 shares at an average share price of $37.86). At December 31, 2007 there was $26 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements under the plan; that cost is expected to be recognized over a weighted average period of two years.

Cash received from option exercises under all share-based payment arrangements for the year ended December 31, 2007 was $21 million (2006: $10 million; 2005: $26 million). The actual tax benefit realized for the tax deductions from option exercise of the share-based payment arrangements totaled $9 million for the year ended December 31, 2007 (2006: $11 million; 2005: $46 million).

4.     GAIN ON DISPOSAL OF LONDON HEADQUARTERS

On September 27, 2006 Willis Group Services Limited, a subsidiary of Willis Group Holdings Limited, completed the sale of Ten Trinity Square, the Company's London headquarters building. The building has been leased back at an annual rental of $13 million until the Company occupies its new London headquarters on Lime Street which is expected to be in April 2008. Gross proceeds were $202 million of which 25 percent was received in cash on completion and 75 percent was received on November 27, 2006. Of the total pre-tax gain on disposal of $121 million, $99 million was recognized in third quarter 2006; $14 million was recognized in 2007 (2006: $3 million); the balance of $5 million will be recognized over the expected remaining life of the lease.

5.     NET GAIN (LOSS) ON DISPOSAL OF OPERATIONS

Total proceeds for 2007 were $2 million, inclusive of $nil relating to 2007 dispositions of subsidiaries and associates and $2 million of deferred proceeds, with a gain on disposal of $2 million recorded in the consolidated statements of operations.

Total proceeds for 2006 were $6 million, inclusive of $3 million relating to 2006 dispositions of subsidiaries and associates and $3 million of deferred proceeds, with a loss on disposal of $4 million recorded in the consolidated statements of operations.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.     NET GAIN (LOSS) ON DISPOSAL OF OPERATIONS (Continued)

Total proceeds relating to 2005 dispositions of subsidiaries and associates amounted to $97 million, inclusive of deferred proceeds amounting to $1 million. A net gain of $78 million was recorded in the consolidated statements of operations which relates primarily to the gain arising on the sale of the Company's US wholesale unit Stewart Smith on April 14, 2005. The carrying amounts of the Stewart Smith assets and liabilities disposed of were as follows:

(millions)
Current assets	$93
Fixed assets	1
Current liabilities	(91)

6.     INCOME TAXES

The components of income before income taxes, interest in earnings of associates and minority interest are as follows:

	Years ended December 31,
	2007	2006	2005
	(millions)
US	$102	$117	$111
UK	243	276	205
Other jurisdictions	209	121	105

Income before incomes taxes, interest in earnings of associates and minority interest	$554	$514	$421

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.     INCOME TAXES (Continued)

The provision for income taxes by location of the taxing jurisdiction consisted of the following:

	Years ended December 31,
	2007	2006	2005
	(millions)
Current income taxes:
US federal tax	$22	$5	$10
US state and local taxes	7	6	6
UK corporation tax	(5)	(65)	54
Other jurisdictions	54	35	35

Total current taxes	78	(19)	105

Deferred taxes:
US federal tax	—	22	19
US state and local taxes	—	3	3
UK corporation tax	68	68	15
Other jurisdictions	(2)	(11)	1

Total deferred taxes	66	82	38

Total income taxes	$144	$63	$143

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.     INCOME TAXES (Continued)

Under current Bermuda law, the Company is not required to pay any taxes in Bermuda on its income, profits or capital gains. The following table reconciles the income taxes in these financial statements to that which would be expected at the US federal statutory income tax rate:

	Years ended December 31,
	2007	2006	2005
	(millions)
Income before income taxes, interest in earnings of associates and minority interest	$554	$514	$421

US federal statutory income tax rate	35%	35%	35%

Income tax expense at US federal tax rate	194	180	147
Adjustments to derive effective rate:
Non-deductible items:
Intangible assets	(5)	(6)	8
Other	3	11	1
Other items:
FIN 48 movement	(10)	n/a	n/a
Resolution of tax authority enquiries	—	(65)	—
Rate change impact	(4)	—	—
Prior year adjustment	(3)	(5)	(3)
Sale of property	—	(23)	—
Tax differentials of foreign earnings:
UK earnings	(7)	(16)	(10)
Other jurisdictions and US State Taxes	(13)	(4)	10
Other	(11)	(9)	(10)

Provision for income taxes	$144	$63	$143

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.     INCOME TAXES (Continued)

The significant components of deferred income tax assets and liabilities and their balance sheet classifications are as follows:

	December 31,
	2007	2006
	(millions)
Deferred tax assets:
Accrued expenses not currently deductible	$18	$20
US net operating losses	—	4
UK capital losses	69	73
Accrued retirement benefits	—	43
Provisions	42	37
Deferred compensation	28	24
Stock options	27	18
Other	18	18

Gross deferred tax assets	202	237
Less: valuation allowance	(69)	(73)

Net deferred tax assets	133	164

Deferred tax liabilities:
Cost of intangible assets, net of related amortization	20	27
Prepaid retirement benefits	61	16
Tax-leasing transactions	6	6
Unremitted foreign earnings	28	28
Other	23	15

Deferred tax liabilities	138	92

Net deferred tax (liabilities) assets	$(5)	$72

At December 31, 2007, the Company had a valuation allowance of $69 million (2006: $73 million) to reduce its deferred tax assets to estimated realizable value. The valuation allowances at December 31, 2007 and 2006 relate to the deferred tax assets arising from UK capital loss carryforwards, which have no expiration date. Capital loss carryforwards can only be offset against future UK capital gains. In 2006 the Company reinstated and realized the deferred tax asset relating to UK operating losses following the resolution of tax authority enquiries.

At December 31, 2007, the Company had deferred tax assets of $133 million (2006: $164 million), net of the valuation allowance. Management believes, based upon the level of historical taxable income and projections for future taxable income over the periods in which the temporary differences are anticipated to reverse, and prudent and feasible tax-planning strategies, it is more likely than not that the Company will realize the benefits of these deductible differences, net of the valuation allowance. However, the amount of the deferred tax asset considered realizable could be adjusted in the future if estimates of taxable income are revised. In the event that the valuation allowance of $69 million at December 31, 2007 (2006: $73 million) is reduced in future years to recognize deferred tax assets, an amount of up to $69 million (2006: $73 million) will be allocated to reduce goodwill.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.     INCOME TAXES (Continued)

The Company recognizes deferred tax balances related to the undistributed earnings of subsidiaries when the Company expects that it will recover those undistributed earnings in a taxable manner, such as through receipt of dividends or sale of the investments. The Company does not, however, provide for income taxes on the unremitted earnings of certain other subsidiaries where, in management's opinion, such earnings have been indefinitely reinvested in those operations, or will be remitted either in a tax free liquidation or as dividends with taxes substantially offset by foreign tax credits. It is not practical to determine the amount of unrecognized deferred tax liabilities for temporary differences related to these investments.

Unrecognized tax benefits

Total unrecognized tax benefits as at December 31, 2007 totaled $20 million which, if recognized, would all impact the Company's effective tax rate. During the next 12 months it is reasonably possible that the Company will recognize approximately $5 million of tax benefits related to the release of provisions no longer required due to either settlement through negotiation or closure of the statute of limitations on assessment.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows:

(millions)
Balance at January 1, 2007	$30
Reductions due to a lapse of the applicable statute of limitation	(10)

Balance at December 31, 2007	$20

The Company files tax returns in the various tax jurisdictions in which it operates, principally the United States and United Kingdom. In 2006, the Company resolved all issues related to the IRS examination of the 2003 federal income tax return. The 2003 US tax year closed in 2007 upon the expiration of the statute of limitations on assessment. US tax returns for tax years 2004, 2005 and 2006 have been filed. The Company has not received notice that the IRS will be conducting an audit of either of these open years. Texas is the only state with an active income tax audit. The Company has not extended the federal statute of limitations for assessment in the US.

All UK tax returns have been timely filed and are in the normal process of being reviewed, with HM Revenue & Customs making enquiries to obtain additional information. As previously noted the Company resolved all issues relating to enquiries into restructurings in respect of the 2001 tax year. All UK enquiries into the 2002 and 2003 tax year have been cleared in 2007, but tax years 2004 and 2005 are still subject to on-going enquiries. The 2006 UK returns have been filed. The earliest UK tax year the Company has kept open is 1995 in relation to foreign tax relief calculations.

The Company recognizes interest and penalties relating to unrecognized tax benefits as part of its income taxes expense. Total accrued interest as of December 31, 2007 was $2 million (January 1, 2007: $2 million). No interest or penalties were recognized in the income statement for the year ended December 31, 2007.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.     EARNINGS PER SHARE

Basic and diluted earnings per share are calculated by dividing net income by the average number of shares outstanding during each period. The computation of diluted earnings per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue shares were exercised or converted into shares or resulted in the issue of shares that then shared in the net income of the Company.

For the year ended December 31, 2007, time-based and performance-based options to purchase 15.3 million and 0.2 million (2006: 15.0 million and 0.4 million; 2005: 11.8 million and 1.0 million) shares, respectively, and 1.6 million restricted shares (2006: 1.1 million; 2005: 0.3 million), respectively, were outstanding.

Basic and diluted earnings per share are as follows:

	Years ended December 31,
	2007	2006	2005
	(millions, except per share data)
Net income	$409	$449	$281

Basic average number of shares outstanding	145	157	161
Dilutive effect of potentially issuable shares	2	1	2

Diluted average number of shares outstanding	147	158	163

Basic earnings per share	$2.82	$2.86	$1.75
Dilutive effect of potentially issuable shares	(0.04)	(0.02)	(0.03)

Diluted earnings per share	$2.78	$2.84	$1.72

Options to purchase 2.6 million shares for the year ended December 31, 2007 were not included in the computation of the dilutive effect of stock options because the effect was antidilutive (2006: 5.7 million shares; 2005: 4.9 million shares).

8.     FIDUCIARY FUNDS—RESTRICTED AND SHORT-TERM INVESTMENTS

The Company's fiduciary funds-restricted and short-term investments consist mainly of cash and time deposits. Accrued interest on investments is recorded as other assets.

Debt securities are classified as available-for-sale. Accordingly, they are recorded at fair market value with unrealized holding gains and losses reported, net of tax, as a component of other comprehensive income. As of December 31, 2007 and 2006, the amortized cost of such securities approximated fair value.

Realized gains and losses, net of tax, on debt securities are included in net income. During the years ended December 31, 2007, 2006 and 2005, sales of debt securities totaled $19 million, $10 million and $47 million, respectively, on which realized gains and losses were not material to the consolidated results of the Company. Fiduciary funds-restricted, consisting primarily of time deposits with original maturities of less than or equal to three months, were $1,520 million as of December 31, 2007 (2006: $1,772 million).

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.     FIDUCIARY FUNDS—RESTRICTED AND SHORT-TERM INVESTMENTS (Continued)

Short-term investments consist of the following:

	December 31,
	2007	2006
	(millions)
Short-term investments:(1)
US, UK and other Government securities	$28	$38
Corporate debt securities	12	20

	$40	$58

(1)
Debt securities classified as available-for-sale.

The following table summarizes the estimated fair value of investments in marketable securities designated as available-for-sale classified by the contractual maturity date of the security:

	December 31,
	2007	2006
	(millions)
Total marketable securities—due within 1 year through 5 years	$40	$58

Consolidation of fiduciary funds

In accordance with FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities an interpretation of ARB No. 51, the financial statements for the years ended December 31, 2007 and 2006 reflect the consolidation of one Variable Interest Entity ("VIE"), a UK non-statutory trust that was established in January 2005 following the introduction of statutory regulation of insurance in the UK by the Financial Services Authority. The regulation requires that all fiduciary funds collected by an insurance broker such as the Company be paid into a non-statutory trust designed to give additional credit protection to the clients and insurance carriers of the Company. This trust restricts the financial instruments in which such funds may be invested and affects the timing of transferring commission from fiduciary funds to own funds. As a result of the regulation, approximately $155 million of own funds were reclassified to fiduciary funds in January 2005.

As of December 31, 2007, the fair value of the assets in the VIE was approximately $912 million (2006: $1,056 million) and the fair value of the associated liabilities was approximately $912 million (2006: $1,056 million). There are no assets of the Company that serve as collateral for the VIE.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.     TANGIBLE FIXED ASSETS

The components of fixed assets are as follows:

	December 31,
	2007	2006
	(millions)
Land and buildings	$56	$53
Leasehold improvements	140	44
Furniture and equipment	330	272

Total fixed assets, cost	526	369
Less accumulated depreciation	(211)	(202)

Total fixed assets, net	$315	$167

The Company recognized a depreciation charge of $52 million, $49 million and $43 million in the years ended December 31, 2007, 2006 and 2005, respectively.

10.   GOODWILL

Goodwill represents the excess of the cost of businesses acquired over the fair market value of identifiable net assets at the dates of acquisition. Goodwill is not amortized but is subject to impairment testing annually and whenever facts or circumstances indicate that the carrying amounts may not be recoverable. As part of the evaluation the estimated future undiscounted cash flows associated with the underlying business operation are compared to the carrying amount of goodwill to determine if a write-down is required. If such an assessment indicates that the undiscounted future cash flows are not sufficient, the carrying amount is reduced to the estimated fair value.

When a business entity is sold, goodwill is allocated to the disposed entity based on the fair value of that entity compared to the fair value of the reporting unit in which it is included.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10.   GOODWILL (Continued)

The changes in the carrying amount of goodwill by operating segment for the years ended December 31, 2007 and 2006 are as follows:

	Global	North America	International	Total
	(millions)
Balance at January 1, 2006	$1,003	$217	$287	$1,507
Goodwill acquired during 2006	4	20	57	81
Goodwill written off related to sale of business unit during 2006	—	(4)	(2)	(6)
Reversal of valuation allowance on previously acquired tax benefit	(14)	—	—	(14)
Foreign exchange	1	—	—	1

Balance at December 31, 2006	$994	$233	$342	$1,569
Goodwill acquired during 2007	1	26	55	82
Foreign exchange	(3)	—	—	(3)

Balance at December 31, 2007	$992	$259	$397	$1,648

11.   OTHER INTANGIBLE ASSETS

Other intangible assets are classified into two categories:

•
"Customer and Marketing related" includes client lists, client relationships and non-compete agreements; and

•
"Contract based, Technology and Other" includes all other purchased intangible assets.

The major classes of amortizable intangible assets are as follows:

	December 31,
	2007	2006
	(millions)
Customer and Marketing related	$120	$119
Less: accumulated amortization	(46)	(32)

Net amortizable Customer and Marketing related	74	87

Contract based, Technology and Other	4	—
Less: accumulated amortization	—	—

Net amortizable Contract based, Technology and Other	4	—

Total amortizable intangible assets	124	119
Less: accumulated amortization	(46)	(32)

Net total amortizable intangible assets	$78	$87

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.   OTHER INTANGIBLE ASSETS (Continued)

The aggregate amortization of intangible assets for the year ended December 31, 2007 was $14 million. The estimated aggregate amortization of intangible assets for each of the next five years ended December 31 is as follows:

(millions)
2008	$14
2009	13
2010	12
2011	12
2012	11

Total	$62

12.   INVESTMENTS IN ASSOCIATES

The Company holds a number of investments which it accounts for using the equity method. The Company's interest in the outstanding stock of the more significant associates is as follows:

	December 31,
	Country	2007	2006
Al-Futtaim Willis Co. L.L.C.	Dubai	49%	49%
Gras Savoye & Cie ("Gras Savoye")	France	38%	38%

Of those listed above, the Company's principal investment as of December 31, 2007 and 2006 is Gras Savoye, France's leading insurance broker. Included in the carrying amount of the Gras Savoye investment as of December 31, 2007 is goodwill of $93 million (2006: Goodwill of $93 million). Of this total, $21 million was recognized in respect of an additional 5 percent holding in Gras Savoye purchased in 2006.

As of December 31, 2007 and 2006, the Company's other investments in associates individually and in the aggregate were not material to the Company's operations.

On July 23, 1997, the Company entered into an agreement with Gras Savoye whereby, among other things, the co-shareholders of Gras Savoye (other than management) have the right to sell (put option) their shares to the Company possibly increasing the Company's ownership interest from 38 percent to 90 percent. Management shareholders of Gras Savoye, representing approximately 10 percent of the outstanding shares, do not have general put rights before 2011, but have certain put rights on their death, disability or retirement. The option expires at the end of 2011 and Gras Savoye's eligible co-shareholders may exercise their rights from January 1, 2001. In addition, the Company has the right to purchase (call option) at least 50.1 percent of Gras Savoye's shares from the co-shareholders. The call option is exercisable from December 1, 2009 until February 1, 2010. The exact amount payable by the Company under the put and call is based on formula-based price contingent on Gras Savoye's future results. Furthermore, the Company has agreed with one of the shareholders that they may put their shares representing an additional 5.5 percent to the Company in December 2008 for a fixed price of $42 million, which would bring the Company's total ownership interest to 48 percent. If the shareholder does not exercise this option they may exercise the general put option beginning in January 2009 at a price based on the original contractual formula.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.   INVESTMENTS IN ASSOCIATES (Continued)

On January 2, 2008, the Company acquired an additional 4 percent holding in Gras Savoye for approximately $30 million increasing its ownership to 42 percent.

Unaudited condensed financial information for associates, in the aggregate, as of and for the years ended December 31, is presented below. For convenience purposes: (i) balance sheet data has been translated to US dollars at the relevant year-end exchange rate, and (ii) condensed statements of operations data has been translated to US dollars at the relevant average exchange rate.

	2007	2006	2005
	(millions)
Condensed statements of operations data:
Total revenues	$508	$440	$412
Income before income taxes	75	75	67
Net income	29	41	44
Condensed balance sheets data:
Total assets	1,446	1,250	1,095
Total liabilities	(1,188)	(1,041)	(926)
Stockholders' equity	(258)	(209)	(169)

For the year ended December 31, 2007 the company recognized $6 million (2006: $5 million; 2005: $5 million) in respect of dividends received from associates.

13.   PENSION PLANS

The Company maintains two principal defined benefit pension plans that cover almost all our employees in the United States and United Kingdom, although the UK plan was closed to new entrants in January 2006. New entrants in the United Kingdom will now be offered the opportunity to join a defined contribution plan. Elsewhere, pension benefits are typically provided through defined contribution plans. It is the Company's policy to fund pension costs as required by applicable laws and regulations.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.   PENSION PLANS (Continued)

The following schedules provide information concerning the Company's UK and US defined benefit pension plans as of and for the years ended December 31:

	UK Pension Benefits		US Pension Benefits
	2007	2006	2007	2006
	(millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$2,090	$1,848	$585	$574
Service cost	47	51	21	21
Interest cost	113	97	35	32
Employee contributions	14	10	—	—
Actuarial (gain) loss	(120)	(99)	22	(23)
Benefits paid	(82)	(74)	(22)	(20)
Foreign currency changes	22	257	—	—
Plan amendments	—	—	—	1

Benefit obligations, end of year	2,084	2,090	641	585

Change in plan assets:
Fair value of plan assets, beginning of year	2,256	1,662	551	475
Actual return on plan assets	99	141	46	78
Employee contributions	14	10	—	—
Employer contributions	180	263	23	18
Benefits paid	(82)	(74)	(22)	(20)
Foreign currency changes	21	254	—	—

Fair value of plan assets, end of year	2,488	2,256	598	551

Funded status at end of year	$404	$166	$(43)	$(34)

Components on the Consolidated Balance Sheets:
Pension benefits asset	$404	$166	$—	$—
Liability for pension benefits	—	—	(43)	(34)

Amounts recognized in accumulated other comprehensive loss consist of:

	UK Pension Benefits		US Pension Benefits
	2007	2006	2007	2006
	(millions)
Net actuarial loss	$236	$273	$20	$1
Prior service gain	(18)	(20)	(7)	(9)

The accumulated benefit obligations for the Company's UK and US defined benefit pension plans were $2,014 million and $619 million, respectively (2006: $2,019 million and $565 million, respectively).

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.   PENSION PLANS (Continued)

The components of the net periodic benefit cost and other amounts recognized in other comprehensive loss for the UK and US defined benefit plans are as follows:

	Years ended December 31,
	UK Pension Benefits			US Pension Benefits
	2007	2006	2005	2007	2006	2005
	(millions)
Components of net periodic benefit cost:
Service cost	$47	$51	$47	$21	$21	$24
Interest cost	113	97	88	35	32	31
Expected return on plan assets	(182)	(143)	(107)	(44)	(39)	(35)
Amortization of unrecognized prior service gain	(3)	(3)	(3)	(1)	(1)	—
Amortization of unrecognized actuarial loss	4	14	16	—	—	1

Net periodic benefit (income) cost	$(21)	$16	$41	$11	$13	$21

Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss):
Net actuarial (gain) loss	$(37)	$287	n/a	$20	$1	n/a
Amortization of unrecognized actuarial loss	(4)	(14)	n/a	—	—	n/a
Prior service gain	—	(23)	n/a	—	(10)	n/a
Amortization of unrecognized prior service gain	3	3	n/a	1	1	n/a

Total recognized in other comprehensive income	$(38)	$253	n/a	$21	$(8)	n/a

Total recognized in net periodic benefit cost and other comprehensive income	$(59)	$269	n/a	$32	$5	n/a

The estimated net loss and prior service cost for the UK and US defined benefit plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are $nil and $3 million gain, respectively (using the year-end exchange rate of £1 = $1.98) for the UK plan and $nil and $1 million gain for the US plan, respectively.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.   PENSION PLANS (Continued)

The following schedule provides other information concerning the Company's UK and US defined benefit pension plans:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
	2007	2006	2007	2006
Weighted-average assumptions to determine benefit obligations:
Discount rate	5.9%	5.3%	6.0%	6.0%
Rate of compensation increase	4.3%	3.9%	4.0%	4.0%

Weighted-average assumptions to determine net periodic benefit cost:
Discount rate	5.3%	4.9%	6.0%	5.8%
Expected return on plan assets	7.8%	7.8%	8.0%	8.0%
Rate of compensation increase	3.9%	3.6%	4.0%	4.0%

The expected return on plan assets was determined on the basis of the weighted-average of the expected future returns of the various asset classes, using the target allocations shown below. The expected returns on UK plan assets are UK and foreign equities 8.80 percent, debt securities 5.40 percent and real estate 6.40 percent. The expected returns on US plan assets are US and foreign equities 9.25 percent and debt securities 5.75 percent.

The Company's pension plan asset allocations based on fair values were as follows:

	Years ended December 31,
	UK Pension Benefits		US Pension Benefits
Asset Category
	2007	2006	2007	2006
Equity securities	71%	72%	62%	70%
Debt securities	22%	18%	28%	30%
Real estate	5%	6%	—	—
Other	2%	4%	10%	—

Total	100%	100%	100%	100%

The Company's investment policy includes a mandate to diversify assets and the Company invests in a variety of asset classes to achieve that goal. The UK Plan's assets are divided into 10 separate portfolios according to asset class and managed by 10 investment managers. The broad target allocations are UK and foreign equities (75 percent), debt securities (20 percent) and real estate (5 percent). The US Plan's assets are currently invested in 19 funds representing most standard equity and debt security classes. The broad target allocations are US and foreign equities (64 percent) and debt securities (36 percent).

In 2008, the Company expects to contribute $149 million to the UK plan and $25 million to the US plan.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.   PENSION PLANS (Continued)

The following benefit payments, which reflect expected future service, as appropriate, are estimated to be paid by the UK and US defined benefit pension plans:

Expected future benefit payments	UK Pension Benefits	US Pension Benefits
	(millions)
2008	$84	$24
2009	87	25
2010	92	28
2011	99	30
2012	105	33
2013-2017	628	218

Willis North America has a 401(k) plan covering all eligible employees of Willis North America and its subsidiaries. The plan allows participants to make pre-tax contributions and the Company provides a matching contribution of 3 percent of employees' annual eligible compensation. All investment assets of the plan are held in a trust account administered by independent trustees. The Company's 401(k) matching contributions for 2007 were $6 million (2006: $5 million; 2005: $5 million).

14.   LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,
	2007	2006
	(millions)
5.125% Senior notes due 2010	$250	$250
5.625% Senior notes due 2015	350	350
6.200% Senior notes due 2017	600	—
Revolving credit facility	50	200

	$1,250	$800

Senior Notes Offering

On July 1, 2005, the Company completed a senior notes offering of $600 million, comprising $250 million, 5 year notes priced at 5.125 percent and $350 million, 10 year notes priced at 5.625 percent. The net proceeds from the offering were used to repay the then existing $450 million term loans on July 6, 2005 and for general corporate purposes including additional pension fund contributions of $50 million.

On March 28, 2007, the Company completed a senior notes offering of $600 million, 10 year notes priced at 6.200 percent. The net proceeds of the offering were used to repurchase common stock pursuant to the Company's stock repurchase program and to repay the outstanding $200 million borrowings under the revolving credit facility.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.   LONG-TERM DEBT (Continued)

Revolving Credit Facility

On October 17, 2005, the Company completed the re-financing of the then existing 2003 undrawn revolving credit facility. The $150 million revolving credit facility was replaced by a new $300 million revolving credit facility with a term of 5 years. On November 7, 2007, the Company executed an amendment to its revolving credit facility which increases the covenant leverage ratio from 2.5:1.0 to 3.0:1.0.

$50 million was drawn as at December 31, 2007, bearing an interest rate of LIBOR plus 0.375 percent.

The revolving credit facility agreement contains numerous operating and financial covenants, including requirements to maintain minimum ratios of consolidated EBITDA to consolidated net interest expense and maximum levels of net indebtedness in relation to consolidated EBITDA, in each case subject to certain adjustments.

In addition, the credit agreement includes covenants relating to the delivery of financial statements, reports and notices, limitations on liens, limitations on sales and other disposals of assets, limitations on indebtedness and other liabilities, limitations on sale and leaseback transactions, limitations on mergers and other fundamental changes, maintenance of property, maintenance of insurance, nature of business, compliance with applicable laws, maintenance of corporate existence and rights, use of proceeds, payment of taxes and access to information and properties. At December 31, 2007, the Company was in compliance with all covenants.

All obligations of Willis North America Inc. ("Willis North America") (the borrower) under the credit agreement and under the Senior Notes offering are guaranteed by Willis Group Holdings Limited, Trinity Acquisition Limited, Willis Group Limited, TA I Limited, TA II Limited, TA III Limited and TA IV Limited.

Lines of Credit

Excluding the $300 million revolving credit facility, the Company also has available $8 million (2006: $7 million) in lines of credit, of which $nil was drawn as of December 31, 2007 (2006: $nil).

15.   COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases certain land, buildings and equipment under various operating lease arrangements. Original non-cancellable lease terms typically are between 10 and 20 years and may contain escalation clauses, along with options that permit early withdrawal. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.   COMMITMENTS AND CONTINGENCIES (Continued)

As of December 31, 2007, the aggregate future minimum rental commitments under all non-cancellable operating lease agreements are as follows:

	Gross Rental Commitments	Rentals from Subleases	Net Rental Commitments
	(millions)
2008	$140	$(19)	$121
2009	126	(17)	109
2010	113	(14)	99
2011	91	(13)	78
2012	77	(10)	67
Thereafter	976	(52)	924

Total	$1,523	$(125)	$1,398

The Company is currently moving from Ten Trinity Square into its new London headquarters in Lime Street. In November 2004, the Company entered into an agreement with long time client British Land plc to lease the Lime Street building and took control of the building in June 2007 under a 25 year operating lease, with occupancy targeted for April 2008. The Company's contractual obligations in relation to this commitment total $947 million and are included in the table above.

Rent expense amounted to $132 million for the year ended December 31, 2007 (2006: $93 million; 2005: $77 million). The Company's rental income from subleases was $14 million for the year ended December 31, 2007 (2006: $11 million; 2005: $9 million).

Guarantees

Guarantees issued by certain of Willis Group Holdings' subsidiaries with respect to the Senior Credit Facility are discussed in note 14 in these consolidated financial statements.

Certain of Willis Group Holdings' subsidiaries have given the landlords of some leasehold properties occupied by the Company in the United Kingdom and the United States guarantees in respect of the performance of the lease obligations of the subsidiary holding the lease. The operating lease obligations subject to such guarantees amounted to $1,035 million and $1,033 million at December 31, 2007 and 2006, respectively.

In addition, the Company has given guarantees to bankers and other third parties relating principally to letters of credit amounting to $4 million and $3 million at December 31, 2007 and 2006, respectively.

Put and Call Options Relating to Subsidiaries and Associates

For certain subsidiaries and associates, the Company has the right to purchase shares (a call option) from co-shareholders at various dates in the future. In addition, the co-shareholders of certain subsidiaries and associates have the right to sell (a put option) their shares to the Company at various dates in the future. Generally, the exercise price of such puts and calls is formula-based (using revenues and earnings) and is

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.   COMMITMENTS AND CONTINGENCIES (Continued)

designed to reflect fair value. Based on current projections of profitability and exchange rates, the potential amount payable in 2008 from these options is not expected to exceed $457 million. Of this balance, $442 million relates to Gras Savoye, as disclosed in Note 12.

Claims, Lawsuits and Other Proceedings

General

The Company is subject to various actual and potential claims, lawsuits and other proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance in the ordinary course of business. Similar to other corporations, the Company is also subject to a variety of other claims, including those relating to the Company's employment practices. Some of the claims, lawsuits and other proceedings seek damages in amounts which could, if assessed, be significant.

Errors and omissions claims, lawsuits and other proceedings arising in the ordinary course of business are covered in part by professional indemnity or other appropriate insurance. The terms of this insurance vary by policy year and self-insured risks have increased significantly in recent years. In respect of self-insured risks, the Company has established provisions which are believed to be adequate in the light of current information and legal advice, and the Company adjusts such provisions from time to time according to developments.

On the basis of current information, the Company does not expect that the actual claims, lawsuits and other proceedings, to which the Company is subject, or potential claims, lawsuits and other proceedings relating to matters of which it is aware will ultimately have a material adverse effect on the Company's financial condition, results of operations or liquidity. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company's results of operations or cash flows in particular quarterly or annual periods.

The most significant actual or potential claims, lawsuits and other proceedings, of which we are currently aware are:

Inquiries and Investigations

In April 2005, the Company entered into an Assurance of Discontinuance ("NY AOD") with the New York Attorney General and the New York Superintendent of Insurance resolving the investigation commenced by the New York Attorney General in April 2004 which concerned, among other things, arrangements pursuant to which insurers compensated insurance brokers for distribution and other services provided to insurers and, as the investigation of brokers and insurers continued, broadened into an investigation of other possible violations of law, including violations of fiduciary duty, securities laws, and antitrust laws. Pursuant to the NY AOD, the Company has paid $50 million to eligible customers. The Company also agreed to continue certain business reforms it had already implemented and to implement certain other business reforms. These reforms include an agreement not to accept contingent compensation; and an undertaking to disclose to customers any compensation the Company will receive in connection with providing policy placement services to the customer. The Company also resolved a similar

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.   COMMITMENTS AND CONTINGENCIES (Continued)

investigation commenced by the Minnesota Attorney General in 2005 by entering into an Assurance of Discontinuance pursuant to which the Company paid $1 million to Minnesota customers and implemented the business reforms described in the NY AOD. In July 2007 the Company resolved a similar investigation by the Florida Attorney General, the Florida Department of Financial Services and the Florida Office of Insurance Regulation by agreeing to reimburse approximately $2.6 million to Florida public entities who were customers and to reimburse the state for its investigatory costs.

The Company has responded to requests for documents and information by the regulators and/or attorneys general of more than twenty other states, the District of Columbia, one US city, Canada, and Australia that conducted similar investigations. The Company has co-operated fully with these investigations and has engaged in discussions with regulators and attorneys general about their investigations but cannot predict at this time how or when those investigations will be resolved.

The European Commission issued questionnaires pursuant to its Sector Inquiry or, in respect of Norway, the European Free Trade Association Surveillance Authority, related to insurance business practices, including compensation arrangements for brokers, to at least 150 European brokers including our operations in nine European countries. The Company responded to the European Commission questionnaires and has filed the European Free Trade Association Surveillance Authority for two of its Norwegian entities. The European Commission reported on a final basis on September 25, 2007 expressing concerns over potential conflicts of interest in the industry relating to remuneration and binding authorities when assuming a dual role for clients and insurers and also over the nature of the coinsurance market. The Company continues to co-operate with both the European Commission and the European Free Trade Association Surveillance Authority.

Since August 2004, various plaintiffs have filed purported class actions in the United States District Court for the Southern District of New York, the Northern District of Illinois, the Northern District of California, the New Jersey District court, and the Circuit Court for the Eighteenth Judicial Circuit in and for Seminole County, Florida Civil Division, under a variety of legal theories, including state tort, contract, fiduciary duty and statutory theories, and federal antitrust and RICO theories. Other than a federal suit in Illinois that was voluntarily dismissed by the plaintiff in May 2005, all of these federal actions have been consolidated into two actions in federal court in New Jersey. One of the consolidated actions addresses employee benefits, while the other consolidated action addresses all other lines of insurance. In addition to the two federal actions, the Company was also named as a defendant in a purported class action in the Eighteenth Judicial Circuit in and for Seminole County, Florida Civil Division. Both the consolidated federal actions and the Florida state action name various insurance carriers and insurance brokerage firms, including the Company, as defendants. In July 2007, class action suits, similar to the suits consolidated in New Jersey, were filed in the United States District Courts in the Southern District of Florida and the Southern District of New York. The complaints seek monetary damages and equitable relief and make allegations regarding the practices and conduct that has been the subject of the investigation of state attorneys general and insurance commissioners, including allegations that the brokers have breached their duties to their clients by entering into contingent compensation agreements with either no disclosure or limited disclosure to clients and entered into other improper activities. The complaints also allege the existence of a conspiracy among the insurance carriers and brokers and the federal court complaints allege violations of the federal RICO statute. In separate decisions issued in August and September 2007, the Judge in the two consolidated federal actions dismissed the antitrust and RICO claims with prejudice and

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.   COMMITMENTS AND CONTINGENCIES (Continued)

dismissed certain of the state claims without prejudice. Plaintiffs have filed a notice of appeal regarding these dismissal rulings. In January 2008, the Judge dismissed the ERISA claims with prejudice in the employee benefits suit. Additional actions could be brought in the future by individual policyholders. The Company disputes the allegations in all of these suits and intends to defend itself vigorously against these actions. The outcomes of these lawsuits, however, including any losses or other payments that may occur as a result, cannot be predicted at this time.

Sovereign/WFUM

Sovereign, a wholly owned subsidiary, operated as an insurance company in the United Kingdom and from 1972 Sovereign's underwriting activities were managed by another wholly owned subsidiary, Willis Faber (Underwriting Management) Limited, or WFUM. WFUM also provided underwriting agency and other services to third-party insurance companies, which are referred to as the stamp companies. As part of its services as agent, WFUM underwrote insurance and reinsurance business on behalf of Sovereign and the stamp companies and arranged reinsurance on their behalf. In 1991, Sovereign and the stamp companies ceased underwriting new business. Sovereign entered provisional liquidation in 1997.

In 2004, the solvent stamp companies entered into a settlement agreement whereby Willis Group Limited and all its subsidiaries received certain immediate releases and other releases staged in return for certain staged payments. The final staged payment was made on May 11, 2007 and consequently, the Company and its subsidiaries were released from further potential liabilities to the solvent stamp companies arising out of WFUM's agency role.

On January 5, 2000, a scheme of arrangement proposed by Sovereign to its creditors became effective. The stated purpose of the scheme of arrangement is to resolve Sovereign's liabilities and provide that Sovereign's business is run off in as orderly a manner as possible. The scheme administrators have announced payments to creditors at a payment percentage of 40 percent payable out of Sovereign's assets. Since entering provisional liquidation, Sovereign has been managed by KPMG on behalf of the creditors and Sovereign's assets are therefore separate and distinct from the Company's, and any payment from Sovereign will have no effect on the Company's results of operations, financial condition or liquidity.

Sovereign, in common with all the solvent stamp companies, has commenced the process of entering into final cut-off schemes of arrangements with their creditors. Votes approving the scheme proposals took place at creditors' meetings leading to the schemes being approved by the English and US courts in the third quarter of 2007. The Company through its wholly-owned subsidiary, Run-Off 1997 Limited, will continue to perform a consultancy role but otherwise the Company's involvement with the run-off of the stamp companies' obligations has come to an end.

Sovereign has expressed concern about the enforceability of certain reinsurance put in place by WFUM on behalf of Sovereign. The failure of Sovereign to collect reinsurance following any adverse arbitration awards would increase the likelihood of Sovereign pursuing potential claims, including shortfalls in reinsurance recoveries, against WFUM. Sovereign has reserved its rights generally in respect of such potential claims, and WFUM, Willis Group Limited and certain brokerage subsidiaries have entered into standstill agreements with Sovereign which preserve its rights with respect to its potential claims. The

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.   COMMITMENTS AND CONTINGENCIES (Continued)

Company believes that any amounts likely required to resolve any such claim will be covered by errors and omissions insurance.

Reinsurance Market Dispute

Various legal proceedings are pending, have been concluded or may commence between reinsurers, reinsureds and in some cases their intermediaries, including reinsurance brokers, relating to personal accident excess of loss reinsurance for the years 1993 to 1998. The proceedings principally concern allegations by reinsurers that they have sustained substantial losses due to an alleged abnormal "spiral" in the market in which the reinsurance contracts were placed, the existence and nature of which, as well as other information, was not disclosed to them by the reinsureds or their reinsurance broker. A "spiral" is a market term for a situation in which reinsureds and reinsurers reinsure each other with the effect that the same loss or portion of that loss moves through the market multiple times.

The reinsurers concerned have taken the position that, despite their decisions to underwrite risks or a group of risks, they are no longer bound by their reinsurance contracts. As a result, they have stopped settling claims and are seeking to recover claims already paid. The Company also understands that there have been at least two arbitration awards in relation to a spiral, among other things, in which the reinsurer successfully argued that it was no longer bound by parts of its reinsurance program. Willis Limited, the Company's principal insurance brokerage subsidiary in the United Kingdom, acted as the reinsurance broker or otherwise as intermediary, but not as an underwriter, for numerous personal accident reinsurance contracts, including two contracts that were involved in one of the arbitrations. Due to the small number of reinsurance brokers generally, Willis Limited was one of a small number of brokers active in the market for this reinsurance during the relevant period. Willis Limited also utilized other brokers active in this market as sub-agents, including brokers who are parties to the legal proceedings described above, for certain contracts and may be responsible for any errors and omissions they may have made. In July 2003, one of the reinsurers received a judgment in the English High Court against certain parties, including a sub-broker Willis Limited used to place two of the contracts involved in this trial. Although neither the Company nor any of its subsidiaries were a party to this proceeding or any arbitration, Willis Limited entered into tolling agreements with certain of the principals to the reinsurance contracts tolling the statute of limitations pending the outcome of proceedings between the reinsureds and reinsurers.

Recently two former clients of Willis Limited, American Reliable Insurance Company and one of its associated companies ("ARIC") and CNA Insurance Company Limited and two of its associated companies ("CNA") have each terminated their respective tolling agreements with Willis Limited and commenced litigation in the English Commercial Court against Willis Limited. ARIC has alleged conspiracy between a former Willis Limited employee and the ARIC underwriter as well as negligence and CNA has alleged deceit and negligence by the same Willis Limited employee both in connection with placements of personal accident reinsurance in the excess of loss market in London and elsewhere. The Company disputes these allegations and intends to vigorously defend itself against these actions. ARIC's asserted claim is approximately $257 million (plus unspecified interest and costs) and CNA's asserted claim is approximately $251 million (plus various unspecified claims for exemplary damages, interest and costs). The Company cannot predict at this time what, if any, damages might result from this action but believes that any amounts likely required to resolve the claims will be covered by errors and omissions insurance. Various arbitrations continue to be active and from time to time the principals request co-operation from

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.   COMMITMENTS AND CONTINGENCIES (Continued)

the Company and suggest that claims may be asserted against the Company. Such claims may be made against the Company if reinsurers do not pay claims on policies issued by them. The Company cannot predict at this time whether any such claims will be made or the damages that may be alleged.

Gender Discrimination Class Action

A federal district court action was commenced against the Company in 2001 on behalf of an alleged nationwide class of present and former female officer and officer equivalent employees alleging that the Company discriminated against them on the basis of their gender and seeking injunctive relief, money damages, attorneys' fees and costs. The court denied plaintiffs' motions to certify a nationwide class or to grant nationwide discovery, but did certify a class of female officers and officer equivalent employees based in the Northeast (New York, New Jersey and Massachusetts) offices. The class consists of approximately 200 women. In June 2007 the parties reached a settlement in principle on the class claims and with the two remaining named plaintiffs on their individual claims for an amount that will not have a material adverse effect on our results of operations. The parties have agreed on the terms of the written settlement agreement including the terms of the injunctive relief that the Company will agree to provide under the settlement which was approved by the court in February 2008. The judge is currently determining the amount of attorney fees the plaintiffs are entitled to receive, which is not material to the Company. A former female employee, whose motion to intervene in the class action was denied, has filed a purported class action with almost identical allegations as those contained in this suit, except seeking a class period of 1998 to the time of trial. The Company's motion to dismiss this suit was denied and the court did not grant the Company permission to immediately file an appeal from the denial of its motion to dismiss. The Company cannot predict at this time what, if any, damages might result from this action.

World Trade Center

We acted as the insurance broker, but not as an underwriter, for the placement of both property and casualty insurance for a number of entities which were directly impacted by the September 11, 2001 destruction of the World Trade Center complex, including Silverstein Properties LLC, which acquired a 99-year leasehold interest in the twin towers and related facilities from the Port Authority of New York and New Jersey in July 2001. Although the World Trade Center complex insurance was bound at or before the July 2001 closing of the leasehold acquisition, consistent with standard industry practice, the final policy wording for the placements was still in the process of being finalized when the twin towers and other buildings in the complex were destroyed on September 11, 2001.

There are a number of lawsuits pending in the United States between the insured parties and the insurers for several placements, with the Silverstein property placement being the most significant of these lawsuits. There were two jury trials in the Silverstein property suit in which the principal issue was whether the September 11 events constituted one or more occurrences for the purposes of the relevant insurance policies. The outcome from the two jury trials is that Silverstein has $4.6 billion in coverage as opposed to the $7 billion it was seeking. On appeal, the verdicts from both jury trials were upheld. Silverstein and a few insurers have filed petitions with the appellate court for reargument. In May 2007, Silverstein reached a settlement with all of its property insurers, putting an end to the property litigation. In June 2007, a state court action was commenced in the New York County Supreme Court by The Westfield Group against Silverstein and Willis seeking to recover the costs it incurred in establishing its insured status under

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.   COMMITMENTS AND CONTINGENCIES (Continued)

Silverstein's liability policy. Other disputes may also arise in respect of the World Trade Center insurance placed by us which could affect Willis including claims by one or more of the insureds that we made culpable errors or omissions in connection with our brokerage activities. However, we do not believe that our role as broker will lead to liabilities which in the aggregate would have a material adverse effect on our results of operations, financial condition or liquidity.

16.   ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX

The components of comprehensive income are as follows:

	Years ended December 31,
	2007	2006	2005
	(millions)
Net income	$409	$449	$281
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment (net of tax of $nil in 2007, 2006 and 2005)	17	44	(41)
Unrealized holding gain (loss) (net of tax of $nil in 2007, 2006 and 2005)	—	(1)	—
Minimum pension liability adjustment, prior to the adoption of FAS 158 (net of tax of $(97) million in 2006 and $(5) million in 2005)	—	209	16
FAS 158 pension funding adjustment (net of tax of $(6) million in 2007)	7	—	—
Net gain (loss) on derivative instruments (net of tax of $nil in 2007, $1 million in 2006, $9 million in 2005)	1	(2)	(20)

Other comprehensive income (loss) (net of tax of $(6) million in 2007, $(96) million in 2006, $4 million in 2005)	25	250	(45)

Comprehensive income	$434	$699	$236

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16.   ACCUMULATED OTHER COMPREHENSIVE LOSS, NET OF TAX (Continued)

The components of accumulated other comprehensive loss, net of tax, are as follows:

	December 31,
	2007	2006	2005
	(millions)
Net foreign currency translation adjustment	$16	$(1)	$(45)
Net unrealized holding loss	(1)	(1)	—
Net minimum pension liability adjustment, prior to the adoption of FAS 158	—	16	(193)
FAS 158 pension funding adjustment	(166)	—	—
Net unrealized loss on derivative instruments	(2)	(3)	(1)

Accumulated other comprehensive (loss) income pre application of FAS 158, net of tax	$(153)	$11	$(239)
Net adjustment on initial application of FAS 158	—	(189)	—

Accumulated other comprehensive loss, net of tax	$(153)	$(178)	$(239)

It is estimated that $5 million of net derivative losses included in accumulated other comprehensive loss will be reclassified into earnings within the next twelve months.

17.   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures regarding cash flow information and non-cash flow investing and financing activities are as follows:

	Years ended December 31,
	2007	2006	2005
	(millions)
Supplemental disclosures of cash flow information:
Cash payments for income taxes	$83	$96	$62
Cash payments for interest	57	36	12

Supplemental disclosures of non-cash flow investing and financing activities:
Liabilities accrued for additions to fixed assets	$16	$—	$—
Issue of stock on acquisitions of subsidiaries	16	3	7
Deferred payments on acquisitions of subsidiaries	1	8	2

Acquisitions:
Fair value of assets acquired	$11	$92	$15
Less:
liabilities assumed	(2)	(71)	(19)
cash acquired	—	(2)	(2)

Net assets (liabilities) assumed, net of cash acquired	$9	$19	$(6)

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.   SHARE BUYBACKS

On November 1, 2007, the Board authorized a new share buyback program for $1 billion. This replaced the previous $1 billion buyback program and its remaining $308 million authorization. The program is an open-ended plan to repurchase the Company's shares from time to time in the open market or through negotiated sales with persons who are not affiliates of the Company. No share buybacks had been made under this new authorization by December 31, 2007.

During the year ended December 31, 2007, the Company repurchased through its accelerated share repurchase program 11.5 million shares, bringing total share repurchases under the previous program to date to 16.9 million shares for a total consideration of $692 million. Repurchased shares were subsequently canceled.

Accelerated Share Repurchase Programs

During the year ended December 31, 2007, the Company completed the $150 million November 2006 accelerated share repurchase program and started and completed two further accelerated share repurchase programs, one for $50 million and one for $400 million.

The details of the various programs as at December 31, 2007, are as follows:

Start date	Finish date	No. of shares purchased	Initial price	Adjusted price on completion(1)	Fees and price adjustment(1)
November 2006	February 2007	3,786,922	$39.61	$40.63	$3.9 million
March 2007	March 2007	1,274,210	$39.26	$39.66	$0.5 million
March 2007	October 2007	10,240,655	$39.06	$41.68	$26.8 million

(1)
Under the terms of the programs, the shares were subject to a price adjustment based on the volume weighted average share price of Willis' stock and dividend payments during the term of the program.

The $481 million excess of the initial purchase price over nominal value for the two 2007 programs, together with the price adjustments in respect of the completed November 2006 and March 2007 programs has been charged to stockholders' equity; $432 million was charged against additional paid-in capital and $49 million against retained earnings.

19.   FINANCIAL INSTRUMENTS

The Company's principal financial instruments, other than derivatives, comprise the fixed rate Senior Notes, a revolving credit facility, cash deposits and short-term investments. The Company also enters into derivative transactions (principally interest rate swaps and forward foreign currency contracts) in order to manage interest rate and currency risks arising from the Company's operations and its sources of finance. The Company does not hold financial or derivative instruments for trading purposes.

The main risks arising from the Company's financial instruments are interest rate risk, liquidity risk, foreign currency risk and credit risk. The Company's board of directors reviews and agrees policies for managing each of these risks as summarized below.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   FINANCIAL INSTRUMENTS (Continued)

Interest Rate Risk

The Company's operations are financed principally by $1,200 million fixed rate Senior Notes issued by a subsidiary, of which $250 million are due 2010, $350 million are due 2015 and $600 million are due 2017. As of December 31, 2007, the Company had also drawn down $50 million on its $300 million Revolving Credit Facility which expires in 2010. The interest rate applicable to this borrowing varies according to LIBOR on the date of individual drawdowns.

On November 7, 2007, the Company amended its revolving credit facility to increase the permitted leverage ratio (defined as net indebtedness to consolidated EBITDA for the prior four quarters) from 2.5:1.0 to 3.0:1.0. At December 31, 2007, the Company's leverage ratio was approximately 1.5:1.0 up from 0.8:1.0 at December 31, 2006. The Company believes this amendment provides it with flexibility to increase its leverage and that the Company can manage its capital efficiently whilst maintaining our investment grade credit ratings.

As a result of the Company's operating activities, the Company receives cash for premiums and claims which it deposits in short-term investments denominated in US dollars and other currencies. The Company earns interest on these funds, which is included in the Company's financial statements as investment income. These funds are regulated in terms of access and the instruments in which they may be invested, most of which are short-term in maturity. In order to manage interest rate risk arising from these financial assets, the Company enters into interest rate swaps to receive a fixed rate of interest and pay a variable rate of interest fixed in the various currencies related to the short-term investments. The use of interest rate contracts essentially converts groups of short-term variable rate investments to fixed rates.

The fair value of these contracts is recorded in other assets and other liabilities. For contracts that qualify as accounting hedges, changes in fair value are recorded as a component of other comprehensive income.

Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. For contracts that do not qualify for hedge accounting, changes in fair value are recorded in other operating expenses.

	Years ended December 31,
	2007	2006	2005
	(millions)
Other Comprehensive Income
Interest rate contracts (net of tax of $(6), $1 and $5)	$13	$(2)	$(11)

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   FINANCIAL INSTRUMENTS (Continued)

A summary of the Company's interest rate swaps by major currency is as follows:

		December 31,
				Weighted Average Interest Rates
		Notional Amount(1)	Termination Dates
				Receive	Pay
		(millions)		%	%
2007
US dollar	Receive fixed-pay variable	$1,005	2008-2011	4.85	3.96
Pounds sterling	Receive fixed-pay variable	355	2008-2011	5.17	5.14
Euro	Receive fixed-pay variable	160	2008-2011	3.81	4.53
2006
US dollar	Receive fixed-pay variable	$837	2007-2010	4.60	4.90
Pounds sterling	Receive fixed-pay variable	345	2007-2010	4.94	5.42
Euro	Receive fixed-pay variable	134	2007-2010	3.32	4.04

(1)
Notional amounts represent US dollar equivalents translated at the spot rate as of December 31.

A summary of the Company's forward rate agreements by major currency is as follows:

		December 31,
				Weighted Average Interest Rates
		Notional Amount(1)	Termination Dates
				Receive	Pay
		(millions)		%	%
2007
Pounds sterling	Receive fixed-pay variable	$20	2008	6.19	6.50
2006
US dollar	Receive fixed-pay variable	$160	2007	5.28	5.24
Pounds sterling	Receive fixed-pay variable	53	2007	4.69	5.32

(1)
Notional amounts represent US dollar equivalents translated at the spot rate as of December 31.

Liquidity Risk

The Company's objective is to ensure that it has the ability to generate sufficient cash either from internal or external sources, in a timely and cost-effective manner, to meet its commitments as they fall due. The Company's management of liquidity risk is embedded within its overall risk management framework. Scenario analysis is continually undertaken to ensure that the Company's resources can meet its liquidity requirements. These resources are supplemented by a $300 million revolving credit facility which expires on October 17, 2010, of which $50 million was drawn as at December 31, 2007.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   FINANCIAL INSTRUMENTS (Continued)

Foreign Currency Risk

The Company's primary foreign exchange risk arises from changes in the exchange rate between US dollars and pounds sterling as the UK operations earn the majority of their revenues in US dollars and incur expenses predominantly in pounds sterling. In addition, the UK operations earn significant revenues in Euros and Japanese Yen.

These risks are hedged as follows:

•
To the extent that forecast pound sterling expenses exceed pound sterling revenues, the Company limits its exposure to this exchange rate risk by the use of forward contracts matched to specific, clearly identified cash outflows arising in the ordinary course of business;

•
To the extent the UK operations earn significant revenues in Euros and Japanese Yen, the Company limits its exposure to changes in the exchange rate between the US dollar and these currencies by the use of forward contracts matched to a percentage of forecast cash inflows in specific currencies and periods.

The fair value of these contracts is recorded in other assets and other liabilities. For contracts that qualify as accounting hedges, changes in fair value are recorded as a component of other comprehensive income. Amounts are reclassified from other comprehensive income into earnings when the hedged exposure affects earnings. For contracts that do not qualify for hedge, changes in fair value are recorded in other operating expenses.

	Years ended December 31,
	2007	2006	2005
	(millions)
Other Operating Expenses
Foreign currency contracts	$(10)	$13	$—
Other Comprehensive Income
Foreign currency contracts (net of tax of $6, $nil and $4)	(12)	—	(9)

The table below summarizes by major currency the contractual amounts of the Company's forward contracts to exchange foreign currencies for pounds sterling. Foreign currency notional amounts are reported in US dollars translated at spot rates at December 31.

	December 31,
	Sell 2007(1)	Sell 2006
	(millions)
US dollar	$120	$95
Euro	186	86
Japanese yen	14	11

(1)
Forward exchange contracts range in maturity from 2008 to 2010.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   FINANCIAL INSTRUMENTS (Continued)

Credit Risk and Concentrations of Credit Risk

Credit risk represents the loss that would be recognized at the reporting date if counterparties failed to perform as contracted and from movements in interest rates and foreign exchange rates. The Company does not anticipate non-performance by counterparties. The Company generally does not require collateral or other security to support financial instruments with credit risk; however, it is the Company's policy to enter into master netting arrangements with counterparties as practical.

Concentrations of credit risk that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Financial instruments on the balance sheet that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, and derivatives which are recorded at fair value. The Company maintains a policy providing for the diversification of cash and cash equivalent investments and places such investments in an extensive number of high quality financial institutions to limit the amount of credit risk exposure. Concentrations of credit risk with respect to receivables are limited due to the large number of clients and markets in which the Company does business, as well as the dispersion across many geographic areas. Management does not believe significant risk exists in connection with the Company's concentrations of credit as of December 31, 2007.

Fair Value

The estimated fair value of the Company's financial instruments held or issued to finance the Company's operations is summarized below. Certain estimates and judgments were required to develop the fair value amounts. The fair value amounts shown below are not necessarily indicative of the amounts that the Company would realize upon disposition nor do they indicate the Company's intent or ability to dispose of the financial instrument.

	December 31,
	2007		2006
	Carrying amount	Fair Value	Carrying amount	Fair Value
	(millions)
Assets:
Cash and cash equivalents	$200	$200	$288	$288
Fiduciary funds—restricted	1,520	1,520	1,772	1,772
Short-term investments	40	40	58	58
Derivative financial instruments	14	14	20	20
Liabilities:
Long-term debt	1,250	1,247	800	785
Derivative financial instruments	14	14	11	11

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19.   FINANCIAL INSTRUMENTS (Continued)

The following methods and assumptions were used by the Company in estimating its fair value disclosure for financial instruments:

Cash and Cash Equivalents—The estimated fair value of these financial instruments approximates their carrying values due to their short maturities.

Fiduciary Funds—Restricted and Short-Term Investments—Fair values are based on quoted market values.

Long-Term Debt—Fair values are based on quoted market values.

Derivative Financial Instruments—Market values have been used to determine the fair value of interest rate swaps and forward foreign exchange contracts based on estimated amounts the Company would receive or have to pay to terminate the agreements, taking into account the current interest rate environment or current foreign currency forward rates.

20.   SEGMENT INFORMATION

During the periods presented, the Company operated through three segments: Global; North America and International. Global provides specialist brokerage and consulting services to clients worldwide for specific industrial and commercial activities and is organized by specialism. North America and International predominantly comprise our retail operations which provide services to small, medium and major corporates, accessing Global's specialist expertise when required.

The Company evaluates the performance of its operating segments based on organic revenue growth and operating income. For internal reporting and segmental reporting, the following items are excluded from segmental expenses as they are not directly controlled by segment management:

  i)
  gains and losses on the disposal of operations and major properties;

  ii)
  foreign exchange hedging activities;

  iii)
  amortization of intangible assets;

  iv)
  Shaping our Future expenditure for 2006; and

  v)
  significant legal and regulatory settlements which are managed centrally.

With effect from January 1, 2008, the Company changed its basis of segmental allocation for central costs. In particular, all accounting adjustments for hedging transactions are now held at the Corporate level, together with certain legal costs. As a result of this change, an additional $1 million net operating profit for full year 2007, $2 million for full year 2006, and nil for full year 2005, previously reported within Corporate, has been allocated to the operating segments. Comparative data have been adjusted accordingly.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   SEGMENT INFORMATION (Continued)

The accounting policies of the operating segments are consistent with those described in Note 2. There are no inter-segment revenues, with segments operating on a revenue-sharing basis equivalent to that used when sharing business with other third-party brokers.

Effective January 1, 2007, the Company's UK and Irish retail operations, which were previously reported within Global, are reported within International which now incorporates all the Company's retail operations outside North America. Comparative data have been adjusted accordingly.

Selected information regarding the Company's operating segments is as follows:

	Year ended December 31, 2007
	Commissions and Fees	Investment Income	Other Income(1)	Total Revenues	Depreciation and Amortization	Operating Income	Interest in Earnings of Associates, net of tax
	(millions)
Global	$750	$46	$—	$796	$16	$225	$—
North America	751	18	17	786	12	152	—
International	962	32	2	996	24	251	16

Total Retail	1,713	50	19	1,782	36	403	16

Total Operating Segments	2,463	96	19	2,578	52	628	16
Corporate and Other(2)	—	—	—	—	14	(8)	—

Total Consolidated	$2,463	$96	$19	$2,578	$66	$620	$16

(1)
Prior to January 1, 2008, the Company reported "Other Income" within "Commissions and Fees", as described in Note 2. Comparatives have been adjusted accordingly.

(2)
Corporate and Other includes the costs of the holding company; foreign exchange hedging activities; amortization of intangible assets; net gains and losses on disposal of operations; certain legal costs; and $2 million net gain on disposal of the Company's London headquarters net of leaseback costs.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   SEGMENT INFORMATION (Continued)

	Year ended December 31, 2006
	Commissions and Fees	Investment Income	Other Income(1)	Total Revenues	Depreciation and Amortization	Operating Income	Interest in Earnings of Associates, net of tax
	(millions)
Global	$737	$43	$—	$780	$13	$234	$—
North America	744	21	12	777	13	138	—
International	847	23	1	871	23	180	16

Total Retail	1,591	44	13	1,648	36	318	16

Total Operating Segments	2,328	87	13	2,428	49	552	16
Corporate and Other(2)	—	—	—	—	14	—	—

Total Consolidated	$2,328	$87	$13	$2,428	$63	$552	$16

(1)
Prior to January 1, 2008, the Company reported "Other Income" within "Commissions and Fees", as described in Note 2. Comparatives have been adjusted accordingly.

(2)
Corporate and Other includes the costs of the holding company; foreign exchange hedging activities; amortization of intangible assets; net gains and losses on disposal of operations; certain legal costs; $99 million gain on disposal of the Company's London headquarters net of leaseback costs and $101 million of expenditure on second half 2006 Shaping our Future initiatives which were held centrally.

	Year ended December 31, 2005
	Commissions and Fees	Investment Income	Other Income(1)	Total Revenues	Depreciation and Amortization	Operating Income	Interest in Earnings of Associates, net of tax
	(millions)
Global	$698	$35	$—	$733	$10	$220	$—
North America	701	16	4	721	12	104	—
International	791	22	—	813	21	171	14

Total Retail	1,492	38	4	1,534	33	275	14

Total Operating Segments	2,190	73	4	2,267	43	495	14
Corporate and Other(2)	—	—	—	—	11	(44)	—

Total Consolidated	$2,190	$73	$4	$2,267	$54	$451	$14

(1)
Prior to January 1, 2008, the Company reported "Other Income" within "Commissions and Fees", as described in Note 2. Comparatives have been adjusted accordingly.

(2)
Corporate and Other includes the costs of the holding company; foreign exchange hedging activities; amortization of intangible assets; net gains and losses on disposal of operations; certain legal costs; $60 million of charges and costs relating to regulatory settlements; $20 million increase in legal provisions; and severance costs of $28 million held centrally.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   SEGMENT INFORMATION (Continued)

The following table reconciles total consolidated operating income, as disclosed in the operating segment tables above, to consolidated income before income taxes, interest in earnings of associates and minority interest.

	Years ended December 31,
	2007	2006	2005
	(millions)
Total consolidated operating income	$620	$552	$451
Interest expense	(66)	(38)	(30)

Income before income taxes, interest in earnings of associates and minority interest	$554	$514	$421

The Company does not routinely evaluate the total asset position by segment, and the following allocations have been made based on reasonable estimates and assumptions:

	December 31,
	2007	2006
	(millions)
Total assets:
Global	$9,620	$9,607
North America	1,677	1,771
International	1,852	1,679

Total Retail	3,529	3,450

Total Operating Segments	13,149	13,057
Corporate and Eliminations	(201)	321

Total Consolidated	$12,948	$13,378

Operating segment revenue by product is as follows:

	Years ended December 31,
	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005
	Global			North America			International			Total
	(millions)
Commissions and fees:
Retail insurance services	$—	$—	$—	$751	$744	$701	$962	$847	$791	$1,713	$1,591	$1,492
Specialty insurance services	750	737	698	—	—	—	—	—	—	750	737	698

Total commissions and fees	750	737	698	751	744	701	962	847	791	2,463	2,328	2,190
Investment income	46	43	35	18	21	16	32	23	22	96	87	73
Other income	—	—	—	17	12	4	2	1	—	19	13	4

Total Revenues	$796	$780	$733	$786	$777	$721	$996	$871	$813	$2,578	$2,428	$2,267

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20.   SEGMENT INFORMATION (Continued)

None of the Company's customers represented more than 10 percent of the Company's consolidated commissions and fees for the years ended December 31, 2007, 2006 and 2005.

Information regarding the Company's geographic locations is as follows:

	Years ended December 31,
	2007	2006	2005
	(millions)
Commissions and fees(1)
UK	$838	$820	$786
US	915	891	840
Other(2)	710	617	564

Total	$2,463	$2,328	$2,190

	December 31,
	2007	2006
	(millions)
Long-lived assets(3)
UK	$182	$89
US	91	48
Other(2)	42	30

Total	$315	$167

(1)
Commissions and fees are attributed to countries based upon the location of the subsidiary generating the revenue. Prior to January 1, 2008, the Company reported "Other Income" within "Commissions and Fees", as described in Note 2. Comparatives have been adjusted accordingly.

(2)
Other than in the United Kingdom and the United States, the Company does not conduct business in any country in which its commissions and fees and/or long-lived assets exceed 10 percent of consolidated commissions and fees and/or long-lived assets, respectively.

(3)
Long-lived assets include identifiable fixed assets.

21.   RELATED PARTY TRANSACTIONS

The Company and Fisher Capital Corp. L.L.C. ("Fisher"), with which Mr. James R. Fisher, a former Director of the Company is affiliated, entered into a share option agreement dated January 27, 1999, whereby the Company granted to Fisher 422,501 options to purchase an equivalent number of shares. The options vested at the grant date and were exercisable any time up to January 27, 2014. In November 2005, the remaining 56,697 options were exercised.

Concurrently with the secondary public offering by certain of its shareholders of 6,100,000 shares in November 2005, the Company purchased 1,488,810 of its shares from Profit Sharing (Overseas), Limited Partnership, an affiliate of KKR, with which Mr. P. Golkin, a former Director of the Company, and Mr. S. C. Nuttall, a former Director of the Company are affiliated and 11,190 of its shares from Fisher at a

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21.   RELATED PARTY TRANSACTIONS (Continued)

price of $36.00 per share, the net public offering price in the secondary offering, in a private non-underwritten transaction under the then $500 million share repurchase program.

There were no disclosable related party transactions during 2007 or 2006.

22.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

On July 1, 2005, Willis North America Inc. ("Willis North America") issued debt securities totaling $600 million under its April 2003 registration statement. On March 28, 2007, Willis North America issued further debt securities totaling $600 million under its June 2006 registration statement (Note 14). The debt securities are jointly and severally, irrevocably and fully and unconditionally guaranteed by Willis Group Holdings, Willis Group Limited, Trinity Acquisition Limited, TA I Limited, TA II Limited, TA III Limited and TA IV Limited.

Presented below is condensed consolidating financial information for: (i) Willis Group Holdings, which is a guarantor, on a parent company only basis; (ii) the Other Guarantors which are all 100 percent owned subsidiaries of the parent; (iii) the Issuer, Willis North America; (iv) Other, which are the non-guarantor subsidiaries, on a combined basis; (v) Eliminations; and (vi) Consolidated Company and subsidiaries. The equity method has been used for all investments in subsidiaries.

The entities included in the Other Guarantors column are Willis Group Limited, Trinity Acquisition Limited, TA I Limited, TA II Limited, TA III Limited and TA IV Limited.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2007
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,463	$—	$2,463
Investment income	—	—	20	170	(94)	96
Other income	—	—	—	19	—	19

Total revenues	—	—	20	2,652	(94)	2,578

EXPENSES
Salaries and benefits (including share-based compensation of $33 in Other)	—	—	—	(1,465)	17	(1,448)
Other operating expenses	(2)	3	11	(491)	19	(460)
Depreciation expense and amortization of intangible assets	—	—	(8)	(46)	(12)	(66)
Gain on disposal of London headquarters	—	—	—	14	—	14
Net gain on disposal of operations	—	—	—	2	—	2

Total expenses	(2)	3	3	(1,986)	24	(1,958)

OPERATING (LOSS) INCOME	(2)	3	23	666	(70)	620
Investment income from Group undertakings	1,138	2,751	300	163	(4,352)	—
Interest expense	(8)	(207)	(69)	(152)	370	(66)

INCOME BEFORE INCOME TAXES, INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	1,128	2,547	254	677	(4,052)	554
Income Taxes	—	(1)	15	(150)	(8)	(144)

INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	1,128	2,546	269	527	(4,060)	410
Interest in earnings of associates, net of tax	—	—	—	16	—	16
Minority interest, net of tax	—	—	—	(3)	(14)	(17)
EQUITY ACCOUNT FOR SUBSIDIARIES	(719)	(4,446)	(357)	—	5,522	—

NET INCOME (LOSS)	$409	$(1,900)	$(88)	$540	$1,448	$409

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Consolidating Statement of Operations

	Year ended December 31, 2006
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,328	$—	$2,328
Investment income	—	—	16	124	(53)	87
Other income	—	—	—	13	—	13

Total revenues	—	—	16	2,465	(53)	2,428

EXPENSES
Salaries and benefits (including share-based compensation of $18 in Other)	—	—	—	(1,474)	17	(1,457)
Other operating expenses	(1)	43	16	(527)	15	(454)
Depreciation expense and amortization of intangible assets	—	—	(7)	(44)	(12)	(63)
Gain on disposal of London Headquarters	—	—	—	102	—	102
Net loss on disposal of operations	—	(9)	—	(41)	46	(4)

Total expenses	(1)	34	9	(1,984)	66	(1,876)

OPERATING (LOSS) INCOME	(1)	34	25	481	13	552
Investment income from Group undertakings	130	878	103	182	(1,293)	—
Interest expense	(2)	(194)	(63)	(110)	331	(38)

INCOME BEFORE INCOME TAXES, INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	127	718	65	553	(949)	514
Income Taxes	—	(18)	14	(29)	(30)	(63)

INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	127	700	79	524	(979)	451
Interest in earnings of associates, net of tax	—	—	—	16	—	16
Minority interest, net of tax	—	—	—	(2)	(16)	(18)
EQUITY ACCOUNT FOR SUBSIDIARIES	322	(552)	(172)	—	402	—

NET INCOME (LOSS)	$449	$148	$(93)	$538	$(593)	$449

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,190	$—	$2,190
Investment income	—	—	12	104	(43)	73
Other income	—	—	—	4	—	4

Total revenues	—	—	12	2,298	(43)	2,267

EXPENSES
Salaries and benefits (including share-based compensation of $18 in Other)	—	—	—	(1,454)	70	(1,384)
Other operating expenses	(2)	(33)	15	(359)	(26)	(405)
Regulatory settlements	—	—	(51)	—	—	(51)
Depreciation expense and amortization of intangible assets	—	—	(4)	(39)	(11)	(54)
Net gain on disposal of operations	—	—	—	118	(40)	78

Total expenses	(2)	(33)	(40)	(1,734)	(7)	(1,816)

OPERATING (LOSS) INCOME	(2)	(33)	(28)	564	(50)	451
Investment income from Group undertakings	370	2,324	140	680	(3,514)	—
Interest expense	—	(189)	(56)	(98)	313	(30)

INCOME BEFORE INCOME TAXES, INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	368	2,102	56	1,146	(3,251)	421
Income Taxes	—	4	32	(121)	(58)	(143)

INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	368	2,106	88	1,025	(3,309)	278
Interest in earnings of associates, net of tax	—	—	—	14	—	14
Minority interest, net of tax	—	—	—	(1)	(10)	(11)
EQUITY ACCOUNT FOR SUBSIDIARIES	(87)	(1,904)	(91)	—	2,082	—

NET INCOME (LOSS)	$281	$202	$(3)	$1,038	$(1,237)	$281

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2007
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$1	$—	$73	$126	$—	$200
Fiduciary funds—restricted	—	—	37	1,483	—	1,520
Short-term investments	—	—	—	40	—	40
Accounts receivable	494	2,703	4,074	9,699	(8,729)	8,241
Fixed assets	—	—	26	289	—	315
Goodwill	—	—	—	186	1,462	1,648
Other intangible assets	—	—	—	78	—	78
Investments in associates	—	—	—	241	(48)	193
Pension benefits asset	—	—	—	404	—	404
Other assets	2	56	4	199	48	309
Equity accounted subsidiaries	927	2,124	700	2,620	(6,371)	—

TOTAL ASSETS	$1,424	$4,883	$4,914	$15,365	$(13,638)	$12,948

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$37	$4,030	$3,570	$10,339	$(8,711)	$9,265
Deferred revenue and accrued expenses	1	2	3	378	4	388
Net deferred tax liabilities	—	—	1	(55)	59	5
Income taxes payable	—	50	—	1	(8)	43
Long-term debt	—	—	1,250	—	—	1,250
Liability for pension benefits	—	—	—	43	—	43
Other liabilities	39	—	51	417	52	559

Total liabilities	77	4,082	4,875	11,123	(8,604)	11,553

MINORITY INTEREST	—	—	—	3	45	48
STOCKHOLDERS' EQUITY	1,347	801	39	4,239	(5,079)	1,347

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,424	$4,883	$4,914	$15,365	$(13,638)	$12,948

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2006
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$2	$65	$46	$175	$—	$288
Fiduciary funds—restricted	—	—	72	1,700	—	1,772
Short-term investments	—	—	—	58	—	58
Accounts receivable	15	2,534	4,056	10,529	(8,378)	8,756
Fixed assets	—	—	20	147	—	167
Goodwill	—	—	—	171	1,398	1,569
Other intangible assets	—	—	—	87	—	87
Investments in associates	—	—	—	209	(36)	173
Deferred tax assets	—	—	5	126	(59)	72
Pension benefits asset	—	—	—	166	—	166
Other assets	—	54	1	335	(120)	270
Equity accounted subsidiaries	1,543	2,275	864	2,534	(7,216)	—

TOTAL ASSETS	$1,560	$4,928	$5,064	$16,237	$(14,411)	$13,378

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$68	$3,295	$4,286	$10,778	$(8,365)	$10,062
Deferred revenue and accrued expenses	—	1	2	419	8	430
Income taxes payable	—	132	1	27	(106)	54
Long-term debt	—	—	800	—	—	800
Liability for pension benefits	—	—	—	34	—	34
Other liabilities	38	—	52	390	22	502

Total liabilities	106	3,428	5,141	11,648	(8,441)	11,882

MINORITY INTEREST	—	—	—	2	40	42
STOCKHOLDERS' EQUITY	1,454	1,500	(77)	4,587	(6,010)	1,454

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,560	$4,928	$5,064	$16,237	$(14,411)	$13,378

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2007
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,128	$2,470	$291	$170	$(3,791)	$268

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and other intangible assets	—	—	—	27	—	27
Additions to fixed assets	—	—	(13)	(172)	—	(185)
Acquisitions of subsidiaries, net of cash acquired	(36)	—	—	(45)	—	(81)
Investments in associates	—	—	—	(1)	—	(1)
Proceeds on disposal of short-term investments	—	—	—	19	—	19

Net cash used in investing activities	(36)	—	(13)	(172)	—	(221)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	—	50	—	—	50
Repayments of debt	—	—	(200)	—	—	(200)
Senior notes issued, net of debt issuance costs	—	—	593	—	—	593
Repurchase of shares	(480)	—	—	—	—	(480)
Amounts owed by and to Group undertakings	(492)	1,071	(694)	115	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	9	—	9
Dividends paid	(143)	(3,606)	—	(185)	3,791	(143)
Proceeds from issue of shares	22	—	—	3	—	25

Net cash used in financing activities	(1,093)	(2,535)	(251)	(58)	3,791	(146)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1)	(65)	27	(60)	—	(99)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	11	—	11
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2	65	46	175	—	288

CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$73	$126	$—	$200

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2006
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$127	$738	$57	$157	$(932)	$147

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	205	—	205
Additions to fixed assets	—	—	(10)	(45)	—	(55)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(73)	—	(73)
Net cash proceeds from disposal of operations, net of cash disposed	—	—	—	5	—	5
Investments in associates	—	—	—	(25)	—	(25)
Proceeds on sale of short-term investments	—	—	—	10	—	10

Net cash (used in) provided by investing activities	—	—	(10)	77	—	67

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	—	200	—	—	200
Repurchase of shares	(211)	—	—	—	—	(211)
Amounts owed by and to Group undertakings	221	3	(220)	(4)	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	11	—	11
Dividends paid	(145)	(718)	—	(214)	932	(145)
Proceeds from issue of shares	9	—	—	7	—	16

Net cash used in financing activities	(126)	(715)	(20)	(200)	932	(129)

INCREASE IN CASH AND CASH EQUIVALENTS	1	23	27	34	—	85
Effect of exchange rate changes on cash and cash equivalents	—	—	—	10	—	10
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	42	19	131	—	193

CASH AND CASH EQUIVALENTS, END OF YEAR	$2	$65	$46	$175	$—	$288

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$368	$2,108	$152	$564	$(3,097)	$95

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	6	—	6
Additions to fixed assets	—	—	(5)	(27)	—	(32)
Acquisitions of subsidiaries, net of cash acquired	(7)	—	—	(28)	—	(35)
Net cash proceeds from disposal of operations, net of cash disposed	—	—	—	90	—	90
Cashflow on intra-group transfer of subsidiary	57	—	—	(57)	—	—
Purchase of short-term investments	—	—	—	(42)	—	(42)
Proceeds on sale of short-term investments	—	—	—	47	—	47
Other	—	—	1	(3)	—	(2)

Net cash provided by (used in) investing activities	50	—	(4)	(14)	—	32

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	—	(450)	—	—	(450)
Senior notes issued, net of debt issuance costs	—	—	593	—	—	593
Repurchase of shares	(360)	—	—	—	—	(360)
Amounts owed by and to Group undertakings	(99)	1	(286)	384	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	45	—	45
Dividends paid	(135)	(2,124)	—	(973)	3,097	(135)
Other	98	(1)	—	(60)	—	37

Net cash used in financing activities	(496)	(2,124)	(143)	(604)	3,097	(270)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(78)	(16)	5	(54)	—	(143)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(15)	—	(15)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	79	58	14	200	—	351

CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$42	$19	$131	$—	$193

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES

The Company filed a shelf registration on Form S-3 on June 21, 2006 under which Willis Group Holdings may offer debt securities, preferred stock, common stock and other securities. In addition, Trinity Acquisition Limited may offer debt securities ("the Subsidiary Debt Securities"). The Subsidiary Debt Securities, if issued, will be guaranteed by certain of the Company's subsidiaries.

Presented below is condensed consolidating financial information for: i) Willis Group Holdings, which will be a guarantor, on a parent company only basis; ii) the Other Guarantors, which are all wholly owned subsidiaries of the parent; iii) the Issuer, Trinity Acquisition Limited; iv) Other, which are the non-guarantor subsidiaries, on a combined basis; v) Eliminations; and vi) Consolidated Company and subsidiaries. The equity method has been used for all investments in subsidiaries.

The entities included in the Other Guarantors column are TA I Limited, TA II Limited and TA III Limited.

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2007
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,463	$—	$2,463
Investment income	—	—	—	190	(94)	96
Other income	—	—	—	19	—	19

Total revenues	—	—	—	2,672	(94)	2,578

EXPENSES
Salaries and benefits (including share-based compensation of $33 in Other)	—	—	—	(1,465)	17	(1,448)
Other operating expenses	(2)	—	(1)	(476)	19	(460)
Depreciation expense and amortization of intangible assets	—	—	—	(54)	(12)	(66)
Gain on disposal of London Headquarters	—	—	—	14	—	14
Net gain on disposal of operations	—	—	—	2	—	2

Total expenses	(2)	—	(1)	(1,979)	24	(1,958)

OPERATING (LOSS) INCOME	(2)	—	(1)	693	(70)	620
Investment income from Group undertakings	1,138	1,508	610	1,096	(4,352)	—
Interest expense	(8)	(12)	(35)	(381)	370	(66)

INCOME BEFORE INCOME TAXES, INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	1,128	1,496	574	1,408	(4,052)	554
Income taxes	—	3	(37)	(102)	(8)	(144)

INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	1,128	1,499	537	1,306	(4,060)	410
Interest in earnings of associates, net of tax	—	—	—	16	—	16
Minority interest, net of tax	—	—	—	(3)	(14)	(17)
EQUITY ACCOUNT FOR SUBSIDIARIES	(719)	(3,399)	(2,402)	—	6,520	—

NET INCOME (LOSS)	$409	$(1,900)	$(1,865)	$1,319	$2,446	$409

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2006
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,328	$—	$2,328
Investment income	—	—	—	140	(53)	87
Other income	—	—	—	13	—	13

Total revenues	—	—	—	2,481	(53)	2,428

EXPENSES
Salaries and benefits (including share-based compensation of $18 in Other)	—	—	—	(1,474)	17	(1,457)
Other operating expenses	(1)	—	(5)	(463)	15	(454)
Depreciation expense and amortization of intangible assets	—	—	—	(51)	(12)	(63)
Gain on disposal of London Headquarters	—	—	—	102	—	102
Net loss on disposal of operations	—	—	—	(50)	46	(4)

Total expenses	(1)	—	(5)	(1,936)	66	(1,876)

OPERATING (LOSS) INCOME	(1)	—	(5)	545	13	552
Investment income from Group undertakings	130	387	210	566	(1,293)	—
Interest expense	(2)	—	(35)	(332)	331	(38)

INCOME BEFORE INCOME TAXES, INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	127	387	170	779	(949)	514
Income taxes	—	—	(49)	16	(30)	(63)

INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	127	387	121	795	(979)	451
Interest in earnings of associates, net of tax	—	—	—	16	—	16
Minority interest, net of tax	—	—	—	(2)	(16)	(18)
EQUITY ACCOUNT FOR SUBSIDIARIES	322	(239)	52	—	(135)	—

NET INCOME	$449	$148	$173	$809	$(1,130)	$449

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Operations

	Year ended December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
REVENUES
Commissions and fees	$—	$—	$—	$2,190	$—	$2,190
Investment income	—	—	—	116	(43)	73
Other income	—	—	—	4	—	4

Total revenues	—	—	—	2,310	(43)	2,267

EXPENSES
Salaries and benefits (including share-based compensation of $18 in Other)	—	—	—	(1,454)	70	(1,384)
Other operating expenses	(2)	—	—	(377)	(26)	(405)
Regulatory settlements	—	—	—	(51)	—	(51)
Depreciation expense and amortization of intangible assets	—	—	—	(43)	(11)	(54)
Net gain on disposal of operations	—	—	—	118	(40)	78

Total expenses	(2)	—	—	(1,807)	(7)	(1,816)

OPERATING (LOSS) INCOME	(2)	—	—	503	(50)	451
Investment income from Group undertakings	370	1,110	409	1,625	(3,514)	—
Interest expense	—	—	(28)	(315)	313	(30)

INCOME BEFORE INCOME TAXES, INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	368	1,110	381	1,813	(3,251)	421
Income Taxes	—	—	(30)	(55)	(58)	(143)

INCOME BEFORE INTEREST IN EARNINGS OF ASSOCIATES AND MINORITY INTEREST	368	1,110	351	1,758	(3,309)	278
Interest in earnings of associates, net of tax	—	—	—	14	—	14
Minority interest, net of tax	—	—	—	(1)	(10)	(11)
EQUITY ACCOUNT FOR SUBSIDIARIES	(87)	(908)	(127)	—	1,122	—

NET INCOME	$281	$202	$224	$1,771	$(2,197)	$281

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2007
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$1	$—	$—	$199	$—	$200
Fiduciary funds—restricted	—	—	—	1,520	—	1,520
Short-term investments	—	—	—	40	—	40
Accounts receivable	494	157	1,684	14,635	(8,729)	8,241
Fixed assets	—	—	—	315	—	315
Goodwill	—	—	—	186	1,462	1,648
Other intangible assets	—	—	—	78	—	78
Investments in associates	—	—	—	241	(48)	193
Pension benefits asset	—	—	—	404	—	404
Other assets	2	2	—	257	48	309
Equity accounted subsidiaries	927	1,486	773	5,428	(8,614)	—

TOTAL ASSETS	$1,424	$1,645	$2,457	$23,303	$(15,881)	$12,948

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$37	$844	$806	$16,289	$(8,711)	$9,265
Deferred revenue and accrued expenses	1	—	—	383	4	388
Net deferred tax liabilities	—	—	—	(54)	59	5
Income taxes payable	—	—	36	15	(8)	43
Long-term debt	—	—	—	1,250	—	1,250
Liability for pension benefits	—	—	—	43	—	43
Other liabilities	39	—	—	468	52	559

Total liabilities	77	844	842	18,394	(8,604)	11,553

MINORITY INTEREST	—	—	—	3	45	48
STOCKHOLDERS' EQUITY	1,347	801	1,615	4,906	(7,322)	1,347

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,424	$1,645	$2,457	$23,303	$(15,881)	$12,948

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Balance Sheet

	As at December 31, 2006
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
ASSETS
Cash and cash equivalents	$2	$—	$—	$286	$—	$288
Fiduciary funds—restricted	—	—	—	1,772	—	1,772
Short-term investments	—	—	—	58	—	58
Accounts receivable	15	24	1,576	15,519	(8,378)	8,756
Fixed assets	—	—	—	167	—	167
Goodwill	—	—	—	171	1,398	1,569
Other intangible assets	—	—	—	87	—	87
Investments in associates	—	—	—	209	(36)	173
Deferred tax assets	—	—	—	131	(59)	72
Pension benefits asset	—	—	—	166	—	166
Other assets	—	—	—	390	(120)	270
Equity accounted subsidiaries	1,543	1,498	897	5,337	(9,275)	—

TOTAL ASSETS	$1,560	$1,522	$2,473	$24,293	$(16,470)	$13,378

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$68	$22	$782	$17,555	$(8,365)	$10,062
Deferred revenue and accrued expenses	—	—	—	422	8	430
Income taxes payable	—	—	99	61	(106)	54
Long-term debt	—	—	—	800	—	800
Liability for pension benefits	—	—	—	34	—	34
Other liabilities	38	—	—	442	22	502

Total liabilities	106	22	881	19,314	(8,441)	11,882

MINORITY INTEREST	—	—	—	2	40	42
STOCKHOLDERS' EQUITY	1,454	1,500	1,592	4,977	(8,069)	1,454

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,560	$1,522	$2,473	$24,293	$(16,470)	$13,378

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2007
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,128	$1,496	$497	$938	$(3,791)	$268

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and other intangible assets	—	—	—	27	—	27
Additions to fixed assets	—	—	—	(185)	—	(185)
Acquisitions of subsidiaries, net of cash acquired	(36)	—	—	(45)	—	(81)
Investments in associates	—	—	—	(1)	—	(1)
Proceeds on disposal of short-term investments	—	—	—	19	—	19

Net cash used in investing activities	(36)	—	—	(185)	—	(221)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	—	—	50	—	50
Repayments of debt	—	—	—	(200)	—	(200)
Senior notes issued, net of debt issuance costs	—	—	—	593	—	593
Repurchase of shares	(480)	—	—	—	—	(480)
Amounts owed by and to Group undertakings	(492)	690	(47)	(151)	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	9	—	9
Dividends paid	(143)	(2,186)	(450)	(1,155)	3,791	(143)
Proceeds from issue of shares	22	—	—	3	—	25

Net cash used in financing activities	(1,093)	(1,496)	(497)	(851)	3,791	(146)

DECREASE IN CASH AND CASH EQUIVALENTS	(1)	—	—	(98)	—	(99)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	11	—	11
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2	—	—	286	—	288

CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$—	$199	$—	$200

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2006
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$127	$387	$169	$396	$(932)	$147

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	205	—	205
Additions to fixed assets	—	—	—	(55)	—	(55)
Acquisitions of subsidiaries, net of cash acquired	—	—	—	(73)	—	(73)
Net cash proceeds from disposal of operations, net of cash disposed	—	—	—	5	—	5
Investments in associates	—	—	—	(25)	—	(25)
Proceeds on disposal of short-term investments	—	—	—	10	—	10

Net cash provided by investing activities	—	—	—	67	—	67

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from draw down of revolving credit facility	—	—	—	200	—	200
Repurchase of shares	(211)	—	—	—	—	(211)
Amounts owed by and to Group undertakings	221	—	(43)	(178)	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	11	—	11
Dividends paid	(145)	(387)	(129)	(416)	932	(145)
Proceeds from issue of shares	9	—	—	7	—	16

Net cash used in financing activities	(126)	(387)	(172)	(376)	932	(129)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	—	(3)	87	—	85
Effect of exchange rate changes on cash and cash equivalents	—	—	—	10	—	10
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1	—	3	189	—	193

CASH AND CASH EQUIVALENTS, END OF YEAR	$2	$—	$—	$286	$—	$288

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23.   FINANCIAL INFORMATION FOR PARENT GUARANTOR, OTHER GUARANTOR SUBSIDIARIES AND NON-GUARANTOR SUBSIDIARIES (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2005
	Willis Group Holdings	The Other Guarantors	The Issuer	Other	Eliminations	Consolidated
	(millions)
NET CASH PROVIDED BY OPERATING ACTIVITIES	$368	$1,110	$384	$1,330	$(3,097)	$95

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed and intangible assets	—	—	—	6	—	6
Additions to fixed assets	—	—	—	(32)	—	(32)
Acquisitions of subsidiaries, net of cash acquired	(7)	—	—	(28)	—	(35)
Net cash proceeds from disposal of operations, net of cash disposed	—	—	—	90	—	90
Cashflow on intra-group transfer of subsidiary	57	—	—	(57)	—	—
Purchase of short-term investments	—	—	—	(42)	—	(42)
Proceeds on sale of short-term investments	—	—	—	47	—	47
Other	—	—	—	(2)	—	(2)

Net cash provided by (used in) investing activities	50	—	—	(18)	—	32

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of debt	—	—	—	(450)	—	(450)
Senior notes issued, net of debt issuance costs	—	—	—	593	—	593
Repurchase of shares	(360)	—	—	—	—	(360)
Amounts owed by and to Group undertakings	(99)	—	(11)	110	—	—
Excess tax benefits from share-based payment arrangements	—	—	—	45	—	45
Dividends paid	(135)	(1,110)	(370)	(1,617)	3,097	(135)
Other	98	—	—	(61)	—	37

Net cash used in financing activities	(496)	(1,110)	(381)	(1,380)	3,097	(270)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(78)	—	3	(68)	—	(143)
Effect of exchange rate changes on cash and cash equivalents	—	—	—	(15)	—	(15)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	79	—	—	272	—	351

CASH AND CASH EQUIVALENTS, END OF YEAR	$1	$—	$3	$189	$—	$193

WILLIS GROUP HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

24.   QUARTERLY FINANCIAL DATA

Quarterly financial data for 2007 and 2006 were as follows:

	Three months ended
	March 31,	June 30,	September 30,	December 31,
	(millions, except per share data) (unaudited)
2007
Total revenues	$739	$626	$574	$639
Total expenses	(501)	(488)	(481)	(488)
Net income	169	78	67	95
Earnings per share
—Basic	$1.11	$0.55	$0.47	$0.66
—Diluted	$1.10	$0.54	$0.46	$0.66
2006
Total revenues	$671	$593	$543	$621
Total expenses	(467)	(474)	(446)	(489)
Net income	140	72	89	148
Earnings per share
—Basic	$0.89	$0.46	$0.57	$0.95
—Diluted	$0.88	$0.45	$0.56	$0.94

QuickLinks

  Exhibit 99.02
WILLIS GROUP HOLDINGS LIMITED
Index to Financial Statements and Supplementary Data
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
WILLIS GROUP HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF OPERATIONS
WILLIS GROUP HOLDINGS LIMITED CONSOLIDATED BALANCE SHEETS
WILLIS GROUP HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS
WILLIS GROUP HOLDINGS LIMITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
WILLIS GROUP HOLDINGS LIMITED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS